As filed with the Securities and Exchange Commission on January 4, 2021

Registration No. 333-249596

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Integrated Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2834	81-1118176
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

73 Buck Road, Suite 2

Huntingdon Valley, PA 19006

(215) 613-1111

(Address and telephone number of principal executive offices)

Steve Rubakh, Chief Executive Officer

Integrated Ventures, Inc.

73 Buck Road, Suite 2

Huntingdon Valley, PA 19006

(215) 613-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Paige

Michael Paige Law PLLC

2300 N Street, NW, Suite 300

Washington, DC 20037

(202) 363-4791

Fax: (202) 457-1678

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:

 As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non- accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee Paid

Common stock, $0.001 par value per share, issuable upon conversion of convertible promissory note (3)	34,426,000 shares	$0.02126	$774,416.76	$84.49
TOTAL	34,426,000		$774,416.76	$-

___________

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) based on the proposed maximum aggregate offering price of the securities.

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers any additional shares of common stock that may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(3)

Represents shares of common stock issuable upon the conversion of a convertible note issued by the Registrant in a private placement on August 4, 2020, as such note was amended on November 16, 2020 by reduction of the note’s principal balance to eliminate any unfunded balance thereunder. (See discussion of the amendment under the caption “Selling Stockholder” in the Prospectus.)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JANUARY 4, 2021

Integrated Ventures, Inc.

34,426,000 Shares of Common Stock

OTCQB trading symbol for the common stock: INTV

This prospectus relates to the resale by the selling stockholder identified in the prospectus of up to 34,426,000  shares of our common stock, that are issuable upon the exercise of certain convertible promissory notes (“Notes”) issued in a private placement.

We are not selling any shares of common stock and will not receive any proceeds from the sale of the common stock by the selling stockholder under this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares of common stock and the shares issuable upon conversion of the Notes. The selling stockholder will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the shares.

The selling stockholder identified in this prospectus may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholder may sell their shares of common stock in the section titled “Plan of Distribution” beginning on page 16 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of shares of common stock under this prospectus.

Our common stock is traded on the OTCQB market under the symbol “INTV.” On December 31, 2020, the last reported sale price per share of our common stock was $0.033  per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2021.

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For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, you should not place undue reliance on these forward-looking statements.

The forward-looking statements in this prospectus speak only as of the date of this prospectus and you should not to place undue reliance on any forward-looking statements. Forward-looking statements are subject to certain events, risks, and uncertainties that may be outside of our control. When considering forward-looking statements, you should carefully review the risks, uncertainties and other cautionary statements in this prospectus as they identify certain important factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include, among others, the risks described under in this prospectus, including those described under “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as in other reports and documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the securities. However, you should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements, including the notes thereto, appearing elsewhere in this prospectus.

General

Integrated Ventures, Inc., a Nevada corporation (the “Company”), was incorporated in the State of Nevada on March 22, 2011. References to “we,” “us,” “our” and words of like import refer to us and our subsidiaries. Effective July 27, 2017, we changed our name to Integrated Ventures, Inc. to reflect our plan to expand our operations by the acquisition of additional operating companies and in November 2017 discontinued our prior operations and changed our business focus to acquiring, launching and operating companies in the technology sector, mainly in digital currency mining, equipment manufacturing, and sales of branded mining rigs, as well as blockchain software development.

Our Business

In April 2018, the Company acquired the digital currency mining operations of digiMine LLC, and in August 2018, the Company acquired the digital currency mining operations of Secure Hosting, LLC. On May 8, 2019, the Company had consolidated all of its mining operations by signing a three-year power supply and purchase agreement with PetaWatt Properties, LLC, located in Carthage, NY and moved all of cryptocurrency operations to a new location.

On November 22, 2017, we successfully launched our cryptocurrency operations with revenues being generated from cryptocurrency mining operations and from sales of cryptocurrency mining equipment. As of June 30, 2020, the Company owned and operated approximately 925 miners that mine Bitcoin (BTC), Litecoin (LTC) and Ethereum (ETH).

Cryptocurrency Mining

Mining is the process by which bitcoins, for example, are created resulting in new blocks being added to the blockchain and new bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of bitcoins for their effort. In our digital currency mining operations, various models of miners are owned and deployed by the Company. When funds are available and market conditions allow, we also invest in certain denominations of cryptocurrencies to complement our mining operations.

We utilize and rely on cryptocurrency pools to mine cryptocurrencies and generate a mixed selection of digital cryptocurrencies, including BTC, LTC and ETH. Cryptocurrency payouts are paid to us by the pool operator, and the digital currency produced is either stored in a wallet (Coinbase) or sold in open market. Payout proceeds are automatically deposited in our corporate bank accounts.

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Selected Risks Associated with our Business and Operations

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors.” You should read these risks before you invest in our common stock. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include, but are not limited to, the following:

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Absent an effective registration statement, all of the shares being registered for sale on behalf of the selling stockholder are presently restricted securities bearing a restrictive legend informing all potential purchasers on the statutory restrictions on the resale of said securities. The Company has filed this registration statement to register these restricted securities for sale on the public market by the selling stockholder and thereby remove the restrictive legends on such securities. These restricted securities, if sold on the public market all at once or at or about the same time after the removal of the restrictive legends, could depress the trading market price of shares of our common stock during the period the registration statement to which this prospectus relates remains effective by substantially increasing the volume of our common stock then trading on the public market. This depression in the trading value of our shares could, in addition to the adverse effect on our present shareholders described above, could hinder our ability to raise capital by reducing the trading value of our shares.

•

Because we are an early-stage - company with minimal revenue and a history of losses and we expect to continue to incur substantial losses for the foreseeable future, we cannot assure you that we can or will be able to operate profitably.

•

Our operations are dependent on the continued viable market performance of cryptocurrencies that we market and, in particular, the market value of Bitcoin. The prices of digital currencies have varied wildly in recent periods and reflect “bubble” type volatility, meaning that high prices may have little or no merit, may be subject to rapidly changing investor sentiment, and may be influenced by factors such as technology, regulatory void or changes, fraudulent actors, manipulation and media reporting.

•

The SEC is continuing to scrutinize and commence enforcement actions against companies, advisors and investors involved in the offering of cryptocurrencies and related activities. As the regulatory and legal environment evolves, the Company may in its mining activities become subject to new laws, and further regulation by the SEC and other federal and state agencies.

•

The Covid-19 pandemic continues to have a material negative impact on capital markets, including the market prices of digital currencies. While we continue to incur operating losses, we are currently dependent on debt or equity financing to fund our operations and execute our business plan, including ongoing requirements to replace old and nonprofitable mining machines. We believe that the impact on capital markets of Covid-19 may make it more costly and more difficult for us to access these sources of funding.

•

Rapid change in the regulatory and legal environment in which we operate with many unknown future challenges to operating our business in a lawful manner or which will require our business or the businesses in which we invest to be subjected to added costs and/or uncertainty regarding the ability to operate.

THE OFFERING

The selling stockholder identified under the section titled “Selling Stockholder” may offer and sell up to 34,426,000 shares of our common stock upon conversion of the convertible notes held by the stockholder. Our common stock is currently traded on the OTC Markets OTCQB market under the symbol “INTV.” Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholder of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and sale, we are referring to the shares of common stock sold to the selling stockholder, as described below under the section titled “Selling Stockholder .”

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SELECTED CONSOLIDATED FINANCIAL DATA

The following information as of June 30, 2020 and 2019, and for years in then ended has been derived from our audited consolidated financial statements which appear elsewhere in this prospectus.

Statement of Operations Information:

	Three Months Ended September 30,		Year Ended June 30,
	2020	2019	2020	2019
	(Unaudited)

Revenues	$82,227	$107,465	$454,170	279,143
Cost of revenue	189,011	227,083	996,409	1,005,479
Total operating expenses	99,717	107,385	472,399	3,921,453
Total other income (expense)	(182,277)	496,506	(67,137)	(4,865,482)
Net income (loss)	$(388,778)	$269,503	$(1,081,775)	$(9,513,271)
Net Income (loss) per share of common stock:
Basic	$(0.00)	$0.01	$(0.02)	$(0.70)
Diluted	$(0.00)	$0.00	$(0.02)	$(0.70)
Weighted average shares of common stock outstanding:
Basic	111,986,110	35,499,687	65,389,138	13,665,421
Diluted	111,986,110	105,191,630	65,389,138	13,665,421

Balance Sheet Information:	September 30,	June 30,
	2020	2020	2019
	(Unaudited)
Current assets	$108,935	$9,925	$79,531
Current liabilities	668,217	656,425	2,208,259
Accumulated deficit	(22,453,760)	(22,064,982)	(20,983,207)
Stockholders’ deficit	$(252,218)	$(109,603)	$(1,088,343)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in this prospectus include forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. The risks set forth below are not the only risks facing us. Additional risks and uncertainties may exist that could also adversely affect our business, prospects or operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or a significant part of your investment.

Risks Concerning our Business

BECAUSE WE ARE AN EARLY-STAGE - COMPANY WITH MINIMAL REVENUE AND A HISTORY OF LOSSES AND WE EXPECT TO CONTINUE TO INCUR SUBSTANTIAL LOSSES FOR THE FORESEEABLE FUTURE, WE CANNOT ASSURE YOU THAT WE CAN OR WILL BE ABLE TO OPERATE PROFITABLY.

We have incurred losses since our organization, and are subject to the risks common to start-up, pre-revenue enterprises, including, among other factors, undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. We cannot assure you that we will be able to operate profitably or generate positive cash flow. If we cannot achieve profitability, we may be forced to cease operations and you may suffer a total loss of your investment.

AN INVESTMENT IN THE COMPANY MUST BE CONSIDERED SPECULATIVE SINCE OUR OPERATIONS ARE DEPENDENT ON THE MARKET VALUE OF BITCOIN.

Our operations are dependent on the continued viable market performance of cryptocurrencies that we market and, in particular, the market value of Bitcoin. The decision to pursue blockchain and digital currency businesses exposes the Company to risks associated with a new and untested strategic direction. Under the current accounting rules, cryptocurrency is not cash, currency or a financial asset, but an indefinite-lived intangible asset; declines in the market price of cryptocurrencies would be included in earnings, whereas increases in value beyond the original cost or recoveries of previous declines in value would not be captured. The prices of digital currencies have varied wildly in recent periods and reflects “bubble” type volatility, meaning that high prices may have little or no merit, may be subject to rapidly changing investor sentiment, and may be influenced by factors such as technology, regulatory void or changes, fraudulent actors, manipulation and media reporting.

WE DEPEND HEAVILY ON OUR CHIEF EXECUTIVE OFFICER, AND HIS DEPARTURE COULD HARM OUR BUSINESS.

The expertise and efforts of Steve Rubakh, our Chief Executive Officer, are critical to the success of our business. The loss of Mr. Rubakh’s services could significantly undermine our management expertise and our ability to operate our Company.

OUR AUDITORS’ REPORT INCLUDES A GOING CONCERN PARAGRAPH.

Our financial statements include a going-concern qualification from our auditors, which expresses doubt about our ability to continue as a going concern. We have operated at a loss since inception. Our ability to operate profitably is dependent upon, among other things, obtaining additional financing for our operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that take into consideration the uncertainty of our ability to continue operations.

Risks Relating Generally to Our Operations and Technology

CURRENTLY, THERE IS RELATIVELY LIMITED USE OF BITCOIN IN THE RETAIL AND COMMERCIAL MARKETPLACE IN COMPARISON TO RELATIVELY LARGE USE BY SPECULATORS, THUS CONTRIBUTING TO PRICE VOLATILITY THAT COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Bitcoin has only recently become accepted as a means of payment for goods and services by certain major retail and commercial outlets and use of Bitcoin by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of Bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of Bitcoin. Many industry commentators believe that Bitcoin’s best use case is as a store of wealth, rather than as a currency for transactions, and that other cryptocurrencies having better scalability and faster settlement times will better serve as currency. This could limit Bitcoin’s acceptance as transactional currency. A lack of expansion by Bitcoin into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the Bitcoin Index Price, either of which could adversely affect our results of operations.

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WE ARE RELIANT ON POOLS OF USERS OR MINERS THAT ARE THE SOLE OUTLET FOR SALES OF CRYPTOCURRENCIES THAT WE MINE.

We do not have the ability to sell our cryptocurrency production directly on the exchanges or markets that are currently where cryptocurrencies are purchased and traded. Pools are operated to pool the production on a daily basis of companies mining cryptocurrencies, and these pools are our sole means of selling our production of cryptocurrencies. Absent access to such pools, we would be forced to seek a different method of access to the cryptocurrency markets. There is no assurance that we could arrange any alternate access to dispose of our mining production.

WE MAY NOT BE ABLE TO RESPOND QUICKLY ENOUGH TO CHANGES IN TECHNOLOGY AND TECHNOLOGICAL RISKS, AND TO DEVELOP OUR INTELLECTUAL PROPERTY INTO COMMERCIALLY VIABLE PRODUCTS.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our planned products obsolete or less attractive. Our mining equipment may become obsolete, and our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to remain competitive. We cannot provide assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete.

WE ARE INCREASINGLY DEPENDENT ON INFORMATION TECHNOLOGY SYSTEMS AND INFRASTRUCTURE (CYBER SECURITY).

Our operations are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events such as computer hackings, cyber-attacks, computer viruses, worms or other destructive or disruptive software. Likewise, data privacy breaches by persons with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. It is critical that our systems provide a continued and uninterrupted performance for our business to generate revenues. There can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents that could have a material adverse effect upon our business, operations or financial condition of the Company.

IF WE ARE UNABLE TO ATTRACT, TRAIN AND RETAIN TECHNICAL AND FINANCIAL PERSONNEL, OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED.

Our future success depends, to a significant extent, on our ability to attract, train and retain key management, technical, regulatory and financial personnel. Recruiting and retaining capable personnel with experience in pharmaceutical products is vital to our success. There is substantial competition for qualified personnel, and competition is likely to increase. We cannot assure you we will be able to attract or retain the technical and financial personnel we require. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

THE SEC IS CONTINUING ITS PROBES INTO PUBLIC COMPANIES THAT APPEAR TO INCORPORATE AND SEEK TO CAPITALIZE ON THE BLOCKCHAIN TECHNOLOGY, AND MAY INCREASE THOSE EFFORTS WITH NOVEL REGULATORY REGIMES AND DETERMINE TO ISSUE ADDITIONAL REGULATIONS APPLICABLE TO THE CONDUCT OF OUR BUSINESS OR BROADENING DISCLOSURES IN OUR FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

As the SEC stated previously, it is continuing to scrutinize and commence enforcement actions against companies, advisors and investors involved in the offering of cryptocurrencies and related activities. At least one Federal Court has held that cryptocurrencies are “securities” for certain purposes under the Federal Securities Laws.

According to a recent report published by Lex Machina, securities litigation in general and those that are related to blockchain, cryptocurrency or bitcoin specifically, showed a marked increase during the first two quarters of 2018 as compared to 2017. The total number of securities cases that referenced “blockchain,” “cryptocurrency” or “bitcoin” in the pleadings tripled in the first half of 2018 alone compared to 2017.On the same day, the SEC announced its first charge against unregistered broker-dealers for selling digital tokens after the SEC issued The DAO Report in 2017. The SEC charged TokenLot LLC (TokenLot), a self-described “ICO Superstore”, and its owners, Lenny Kugel and Eli L. Lewitt, with failing to register as broker-dealers. On November 16, 2018 the SEC settled with two cryptocurrency startups, and reportedly has more than 100 investigations into cryptocurrency related ventures, according to a codirector of the SEC’s enforcement. As the regulatory and legal environment evolves, the Company may in its mining activities become subject to new laws, and further regulation by the SEC and other federal and state agencies.

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Recently, the SEC on February 11, 2020, filed charges against an Ohio-based businessman who allegedly orchestrated a digital asset scheme that defrauded approximately 150 investors, including many physicians. The agency alleges that Michael W. Ackerman, along with two business partners, raised at least $33 million by claiming to investors that he had developed a proprietary algorithm that allowed him to generate extraordinary profits while trading in cryptocurrencies. The SEC’s complaint alleges that Ackerman misled investors about the performance of his digital currency trading, his use of investor funds, and the safety of investor funds in the Q3 trading account. The complaint further alleges that Ackerman doctored computer screenshots taken of Q3’s trading account to create. In reality, as alleged, at no time did Q3’s trading account hold more than $6 million and Ackerman was personally enriching himself by using $7.5 million of investor funds to purchase and renovate a house, purchase high end jewelry, multiple cars, and pay for personal security services.

In another recent action filed on March 16, 2020, the SEC obtained an asset freeze and other emergency relief to halt an ongoing securities fraud perpetrated by a former state senator and two others who bilked investors in and outside the U.S. and obtained an asset freeze and other emergency relief to halt an ongoing securities fraud perpetrated by a former state senator and two others who bilked investors in and outside the U.S. The SEC’s complaint alleges that Florida residents Robert Dunlap and Nicole Bowdler worked with former Washington state senator David Schmidt to market and sell a purported digital asset called the “Meta 1 Coin” in an unregistered securities offering, conducted through the Meta 1 Coin Trust. The complaint alleges that the defendants made numerous false and misleading statements to potential and actual investors, including claims that the Meta 1 Coin was backed by a $1 billion art collection or $2 billion of gold, and that an accounting firm was auditing the gold assets. The defendants also allegedly told investors that the Meta 1 Coin was risk-free, would never lose value and could return up to 224,923%. According to the complaint, the defendants never distributed the Meta 1 Coins and instead used investor funds to pay personal expenses and for other personal purposes.

BANKS AND FINANCIAL INSTITUTIONS MAY NOT PROVIDE BANKING SERVICES, OR MAY CUT OFF SERVICES, TO BUSINESSES THAT PROVIDE DIGITAL CURRENCY-RELATED SERVICES OR THAT ACCEPT DIGITAL CURRENCIES AS PAYMENT, INCLUDING FINANCIAL INSTITUTIONS OF INVESTORS IN OUR SECURITIES.

A number of companies that provide bitcoin and/or other digital currency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with digital currencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to digital currencies has been particularly harsh. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or derivatives on other digital currency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of digital currencies as a payment system and harming public perception of digital currencies, and could decrease their usefulness and harm their public perception in the future.

IT MAY BE ILLEGAL NOW, OR IN THE FUTURE, TO ACQUIRE, OWN, HOLD, SELL OR USE BITCOIN, ETHEREUM, OR OTHER CRYPTOCURRENCIES, PARTICIPATE IN THE BLOCKCHAIN OR UTILIZE SIMILAR DIGITAL ASSETS IN ONE OR MORE COUNTRIES, THE RULING OF WHICH COULD ADVERSELY AFFECT THE COMPANY.

Although currently Bitcoin, Ethereum, and other cryptocurrencies, the Blockchain and digital assets generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect the Company. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which could have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

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If regulatory changes or interpretations require the regulation of Bitcoin or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, the Commodity Futures Trading Commission (the “CFTC”), the Internal Revenue Service (“IRS”), Department of Treasury or other agencies or authorities, the Company may be required to register and comply with such regulations, including at a state or local level. To the extent that the Company decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to the Company. The Company may also decide to cease certain operations. Any disruption of the Company’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Company.

OUR DIGITAL CURRENCIES MAY BE SUBJECT TO LOSS, THEFT OR RESTRICTION ON ACCESS.

There is a risk that some or all of our digital currencies could be lost or stolen. Digital currencies are stored in digital currency sites commonly referred to as “wallets” by holders of digital currencies which may be accessed to exchange a holder’s digital currency assets. Hackers or malicious actors may launch attacks to steal, compromise or secure digital currencies, such as by attacking the digital currency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. We may be in control and possession of one of the more substantial holdings of digital currency. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our digital currency holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

INCORRECT OR FRAUDULENT DIGITAL CURRENCY TRANSACTIONS MAY BE IRREVERSIBLE.

Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a digital currency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our digital currency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen digital currency. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

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WE ARE SUBJECT TO RISKS ASSOCIATED WITH OUR NEED FOR SIGNIFICANT ELECTRICAL POWER. GOVERNMENT REGULATORS MAY POTENTIALLY RESTRICT THE ABILITY OF ELECTRICITY SUPPLIERS TO PROVIDE ELECTRICITY TO MINING OPERATIONS, SUCH AS OURS.

The operation of a bitcoin or other digital currency mine can require massive amounts of electrical power. We are reliant on PetaWatt Properties, LLC, located in Carthage, NY for the power supply for our mining operations. Our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a bitcoin are lower than the price of a bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis with a reliable supplier, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, our business would experience materially negative impacts.

WE HAVE INCREASED OUR INVESTMENTS IN CRYPTOCURRENCIES, THE MARKET VALUE OF WHICH MAY BE SUBJECT TO SIGNIFICANT FLUCTUATIONS

When funds are available and market conditions allow, current strategy is to invest in certain denominations of cryptocurrencies to complement our mining operations. We consider these investments similar to marketable securities where we purchase and hold the cryptocurrencies for sale. We report realized gains and losses on the sales of cryptocurrencies and mark our portfolio of cryptocurrencies to market at the end of each quarterly reporting period, reporting unrealized gains or losses on the investments. The market value of these investments may fluctuate materially, and we may be subject to investment losses on the change in market value.

Risks related to the coronavirus pandemic

THE FUTURE IMPACT OF THE COVID-19 PANDEMIC ON COMPANIES IS EVOLVING AND WE ARE CURRENTLY UNABLE TO ASSESS WITH CERTAINTY THE BROAD EFFECTS OF COVID-19 ON OUR BUSINESS.

The future impact of the Covid-19 pandemic on the companies in the financial markets is evolving and we are currently unable to assess with certainty the broad effects of Covid-19 on our business, particularly on the digital currency markets. As of June 30, 2020, our investment in property and equipment of $453,342 could be subject to impairment or change in valuation due to Covid-19 if our cryptocurrency mining revenues significantly decrease or we are not able to raise capital sufficient to fund our operations. In addition, current travel restrictions and social distancing requirements make it difficult for our management to access and oversee our operations in the State of New York.

As of June 30, 2020, the reported values of the Company’s material convertible debt and derivative liabilities are based on multiple factors, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. We believe these inputs will be subject to even more significant changes due to the impact on capital markets of Covid-19, and the future estimated fair value of these liabilities may fluctuate materially from period to period.

The Covid-19 pandemic continues to have a material negative impact on capital markets, including the market prices of digital currencies. While we continue to incur operating losses, we are currently dependent on debt or equity financing to fund our operations and execute our business plan, including ongoing requirements to replace old and nonprofitable mining machines. We believe that the impact on capital markets of Covid-19 may make it more costly and more difficult for us to access these sources of funding.

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Our business can potentially be impacted by the effects of the COVID-19 as follows: (1) effect our financial condition, operating results and reduce cash flows; (2) cause disruption to the activities of equipment suppliers; (3) negatively affect the Company’s mining activities due to imposition of related public health measures and travel and business restrictions; (4) create disruptions to our core operations in New York due to quarantines and self-isolations; (5) restrict the Company’s ability and that of its employees to access facilities and perform equipment maintenance, repairs, and programming which will lead to inability to monitor and service miners, resulting in reduced ability to mine cryptocurrencies due to miners being offline.

In addition, our partners such as manufacturers, suppliers and sub-contractors will be disrupted by absenteeism, quarantines and travel restrictions resulting in their employees’ ability to work. The Company’s supply chain, shipments of parts and purchases of new products may be negatively affected. Such disruptions could have a material adverse effect on our operations.

THE CORONAVIRUS PANDEMIC IS A CONTINUING SERIOUS THREAT TO HEALTH AND ECONCOMIC WELLBEING AFFECTING OUR EMPLOYEES, INVESTORS AND OUR SOURCES OF SUPPLY.

The sweeping nature of the novel Coronavirus (COVID-19) pandemic makes it extremely difficult to predict how the Company’s business and operations will be affected in the long run. However, the likely overall economic impact of the pandemic is viewed as highly negative to the general economy. To date, we have not been classified as an essential business in the New York, and we may in the future not be allowed to access our mining facilities. The duration of such impact cannot be predicted.

Risks Related to our Securities

OUR LACK OF INTERNAL CONTROLS OVER FINANCIAL REPORTING MAY AFFECT THE MARKET FOR AND PRICE OF OUR COMMON STOCK.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to file a report by our management on our internal control over financial reporting. Our disclosure controls and our internal controls over financial reporting are not effective. We do not have the financial resources or personnel to develop or implement systems that would provide us with the necessary information on a timely basis so as to be able to implement financial controls. The absence of internal controls over financial reporting may inhibit investors from purchasing our stock and may make it more difficult for us to raise capital or borrow money. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in developing or maintaining internal control.

OUR COMMON STOCK IS DEEMED TO BE “PENNY STOCK,” WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO DISCLOSURE AND SUITABILITY REQUIREMENTS.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million.

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Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Many brokers have decided not to trade “penny stocks” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority (referred to as FINRA) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE AND YOUR INVESTMENT IN OUR COMMON STOCK COULD SUFFER A DECLINE IN VALUE.

The trading volume in our stock is low, which may result in volatility in our stock price. As a result, any reported prices may not reflect the price at which you would be able to sell shares of common stock if you want to sell any shares you own or buy if you wish to buy shares. Further, stocks with a low trading volume may be more subject to manipulation than a stock that has a significant public float and is actively traded. The price of our stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include, but are not limited to, the following, in addition to the risks described above and general market and economic conditions:

●

the market’s reaction to our financial condition and its perception of our ability to raise necessary funding or enter into a joint venture, given the economic environment resulting from the COVID-19 pandemic, as well as its perception of the possible terms of any financing or joint venture;

●	the market’s perception as to our ability to generate positive cash flow or earnings;

●	changes in our or any securities analysts’ estimate of our financial performance;

●	the anticipated or actual results of our operations;

●	changes in market valuations of digital currencies and other companies in our industry;

●	concern that our internal controls are ineffective;

●	actions by third parties to either sell or purchase stock in quantities which would have a significant effect on our stock price; and

●	other factors not within our control.

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RAISING FUNDS BY ISSUING EQUITY OR CONVERTIBLE DEBT SECURITIES COULD DILUTE THE NET TANGIBLE BOOK VALUE OF THE COMMON STOCK AND IMPOSE RESTRICTIONS ON OUR WORKING CAPITAL.

We anticipate that we will require funds in addition to the net proceeds from this offering for our business.

We will need to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not which is less than the market price and which may be based on a discount from market at the time of issuance. Stockholders will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our present and future stock incentive programs. If we were to raise capital by issuing equity securities, either alone or in connection with a non-equity financing, the net tangible book value of the then outstanding common stock could decline. If the additional equity securities were issued at a per share price less than the market price, which is customary in the private placement of equity securities, the holders of the outstanding shares would suffer dilution, which could be significant. Further, if we are able to raise funds from the sale of debt securities, the lenders may impose restrictions on our operations and may impair our working capital as we service any such debt obligations. In addition, the sale of shares and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

WE MAY ISSUE PREFERRED STOCK WHOSE TERMS COULD ADVERSELY AFFECT THE VOTING POWER OR VALUE OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. We have outstanding shares of our Series A super-voting preferred stock and Series B convertible preferred stock, the terms of which adversely impact the voting power or value of our common stock. Similarly, the repurchase or redemption rights or liquidation preferences included in a series of preferred stock issued in the future might provide to holders of preferred stock rights that could affect the residual value of the common stock.

BECAUSE CERTAIN EXISTING STOCKHOLDERS OWN A LARGE PERCENTAGE OF OUR VOTING STOCK, OTHER STOCKHOLDERS’ VOTING POWER MAY BE LIMITED.

Steve Rubakh, our Chief Executive Officer, owns and/or controls a majority of the voting power of our common stock. As a result, Mr. Rubakh will have the ability to control all matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. This stockholder, who is also our sole director, may make decisions that are averse to or in conflict with your interests. See our discussion under the caption “Principal Stockholders” for more information about ownership of our outstanding shares.

WE DO NOT HAVE A MAJORITY OF INDEPENDENT DIRECTORS ON OUR BOARD AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included a number of independent directors and if we were to adopt some or all of these corporate governance measures requiring expansion of our board of directors, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors. In evaluating our Company, our current lack of corporate governance measures should be borne in mind.

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OUR SHARE PRICE IS VOLATILE AND MAY BE INFLUENCED BY NUMEROUS FACTORS THAT ARE BEYOND OUR CONTROL.

Market prices for shares of technology companies such as ours are often volatile. The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	fluctuations in digital currency and stock market prices and trading volumes of similar companies;

•	general market conditions and overall fluctuations in U.S. equity markets;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•	discussion of us or our stock price by the press and by online investor communities; and

•	other risks and uncertainties described in these risk factors.

WE HAVE NO CURRENT PLANS TO PAY DIVIDENDS ON OUR COMMON STOCK AND INVESTORS MUST LOOK SOLELY TO STOCK APPRECIATION FOR A RETURN ON THEIR INVESTMENT IN US.

We do not anticipate paying any further cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant. Investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holder of certain outstanding shares of our common stock described in the section titled “Selling Stockholder” to resell such shares of common stock. The selling stockholder will receive all of the net proceeds from sales of the shares of common stock sold pursuant to this prospectus, and we will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholder.

SELLING STOCKHOLDER

 On August 4, 2020, we entered into a Securities Purchase Agreement (the “Agreement”) with Eagle Equities, LLC (the “Buyer” or “Holder”), providing for the issuance and sale by the Company and the purchase by the Buyer of a 6% convertible note of the Company in the aggregate principal amount of $1,086,956.52 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of common stock of the Company (the “Conversion Shares”), upon the terms and subject to the limitations and conditions set forth in the Note. The Note provides for an 8% OID such that the aggregate purchase price for Note will be $1,000,000.00. The Note will be purchased in various tranches on the Closing Dates (as defined below), the first tranche of which was purchased on August 4, 2020. On each Closing Date, the Buyer shall pay the tranche of the purchase price for the Note to be issued and sold to it at that Closing (the “Purchase Price”) by wire transfer of immediately available funds to the Company, against delivery of the Note in the principal amount proportionally equal to the Purchase, and the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

The Agreement and Note have been amended pursuant to an Amendment to the Agreement and the Note (the “Amendment”) effective November 16, 2020, to reduce the principal amount of the Note to $543,478.26 the aggregate principal balance after the two completed  closings under the Note that have taken place: The first closing date under the Note (“Closing”) was held on August 4, 2020, at which the Company sold, and the Buyer purchased the first tranche under the Note for a $271,739.13 portion of the principal balance of the Note, for a purchase price of $250,000, reflecting the OID of 8%. A subsequent Closing of an additional $271,739.13 portion of the Note (the “Second Tranche”) took place on October 22, 2020. The purchase price for the $271,739.13 Second Tranche of the Note was $250,000 as well, representing the OID of 8%. The total amount now due under the Note, as amended on November 16, 2020, following the two completed closings is $543,478.26, which amount corresponds to total aggregate principal balance of the Note purchased in the two completed closings. Now there is no unfunded balance under the Note as a result of the Amendment reducing the principal amount thereof to the aggregate principal balance of the Note following the two completed closings.

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Listing. The Company has agreed to promptly secure and maintain the listing of its common stock upon each national securities exchange or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance).

Right of First Refusal. The Company agreed not to consummate the sale of any convertible securities until the earlier of 30 days after purchase of the Second Tranche or, if the Second Tranche is not funded, then 60 days after the Closing Date of the First Tranche, and that for a period of 180 days following the Closing of the sale of the First Tranche, the Company agreed to grant the Buyer a three (3) business day the right of first refusal for any future financing. The Agreement provided for the registration of the Conversion Shares issued under the Note. If the required registration statement is not declared “effective” within 6 months of the issuance date of the funding of the First Tranche, then the conversion discount in the Note shall increase by 10% from 30% to 40%. The registration statement shall register a number of shares not less than 30% of the outstanding public float at the time of filing.

Terms of 6% Convertible Redeemable Note due February 4, 2022

The Holder of the Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock at a price (“Conversion Price”) for each share of common stock equal to 70% of the lowest closing bid price of the common stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future (“Exchange”), for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered together with an Opinion of Counsel, by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s common stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 50% instead of 70% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company (which may be increased up to 9.99% upon 61 days’ prior written notice by the Holder). The Conversion Discount may be decreased by 10% from 70% to 60% (resulting in an increased conversion discount from 30% to 40%). If the Company offers a conversion discount or other more favorable conversion terms (whether via interest, rate OID or otherwise) or lookback period to another party (“Third Party Note”) or otherwise grants any other more favorable terms to any third party than the terms contained herein while this note is in effect, then, the Holder, at its option, may incorporate any or all those terms in this note. If those terms pertain to a conversion discount or lookback period, then the Holder shall be allowed to convert this note at the same price as that which was offered in the Third Party Note.

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Interest on any unpaid principal balance of this Note shall be paid at the rate of 6% per annum. Interest shall be paid by the Company in common stock (“Interest Shares”). Holder may, at any time commencing six months after the date of funding to the Company by the Holder, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided for Note conversions. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

During the first six months this Note is in effect, the Company may redeem this Note by paying to the Holder an amount as follows:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (P+I)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

The Note may not be prepaid after the 180th day. Such redemption must be closed and funded within 3 days of giving notice of redemption of the right to redeem shall be null and void. Holder may continue to convert this Note until the funds are received

“Events of Default” under the Note include default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; if any of the representations or warranties made by the Company in the Note or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities Purchase Agreement under which this note was issued shall be false or misleading in any respect; or the Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or the Company shall become insolvent or apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable (and including other filings relating to or admissions of; insolvency) or one or more money judgments, writs or warrants of attachment, or similar process, in excess of one hundred thousand dollars ($100,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or the Company shall have its Common Stock delisted from an exchange (including the OTC Markets exchange) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days or ceases to file its 1934 act reports with the SEC; a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board; the Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 3 business days of its receipt of a Notice of Conversion which includes an Opinion of Counsel expressing an opinion which supports the removal of a restrictive legend; or the Company shall not replenish the reserve set forth in Section 12 of the Agreement, within 3 business days of the request of the Holder; or the Company shall be delinquent in its periodic report filings with the Securities and Exchange Commission; or the Company shall cause to lose the “bid” price for its stock in a market (including the OTC marketplace or other exchange);

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Then, if an uncured Event of Default has occurred,, or at any time thereafter, unless cured within 5 days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Note is immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(k) the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. The penalty for a breach of Section 8(n) shall be an increase of the outstanding principal amounts by 20%. If this Note is not paid at maturity, or within 10 days thereof, then on February 14, 2022, the remaining outstanding principal due under this Note shall increase by 10%. Further, if a breach of Section 8(m) occurs or is continuing after the 6 month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50% the Holder may elect to convert future conversions at $0.005 per share

Make-Whole for Failure to Deliver Loss. At the Holder’s election, if the Company fails for any reason to deliver to the Holder the conversion shares by the by the 3rd business day following the delivery of a Notice of Conversion to the Company and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows:

Failure to Deliver Loss = [(Highest VWAP for the 30 trading days on or after the day of exercise) x (Number of conversion shares)]

The Company must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of October 1, 2020 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

			Beneficial Ownership After this Offering (1)
Name	Shares of Common Stock Beneficially Owned Prior to this Offering	Shares of Common Stock Offered Hereby	Number of Shares	%
Eagle Equities, LLC (2)	-0-	34,426,000	-0-	*

_____________________________

*	Less than one percent

(1)

Assumes the exercise in full of the convertible note and sale of all conversion shares registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.

(2)	The address for Eagle Equities is 390 Whalley Ave., New Haven, CT 06511.

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PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets Group market, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by a selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

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MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded over-the-counter market and has been quoted on the OTCQB, since approximately April 24, 2015, under the symbol “INTV.” The quotations in the table below reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

As of November 1, 2020, there were 18 holders of record of our common stock. This number does not include stockholders for whom shares were held in “nominee” or “street” name.

Dividend Distributions

We have not declared or paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business.

Penny Stock

Our common stock is considered “penny stock” under the rules the SEC under the Securities Exchange Act of 1934. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market System, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

•	contains a description of the nature and level of risks in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

•	bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the marker for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules that require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

The transfer agent for the common stock is Worldwide Stock Transfer, LLC, 1 University Plaza, Suite 505, Hackensack, NJ 07601.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our future financial performance, including our revenue, cost of revenue, and operating expenses;

•	our ability to comply with modified or new laws and regulations applying to our business;

•	the attraction and retention of qualified employees and key personnel;

•	our anticipated investments in sales and marketing and research and development;

•	the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;

•	our ability to successfully defend litigation brought against us; and

•	the increased expenses associated with being a public company.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

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The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

We believe that it is important to communicate our future expectations to our security holders and to the public. This report, therefore, contains statements about future events and expectations which are "forward-looking statements" within the meaning of Sections 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including the statements about our plans, objectives, expectations and prospects under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations." You can expect to identify these statements by forward-looking words such as "may," "might," "could," "would," "will," "anticipate," "believe," "plan," "estimate," "project," "expect," "intend," "seek" and other similar expressions. Any statement contained in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements, and we can give no assurance that our plans, objectives, expectations and prospects will be achieved.

Important factors that might cause our actual results to differ materially from the results contemplated by the forward-looking statements are contained in the "Risk Factors" section of and elsewhere in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and in our subsequent filings with the Securities and Exchange Commission. The following discussion of our results of operations should be read together with our financial statements and related notes included elsewhere in this report.

GENERAL

We were incorporated in the State of Nevada on March 22, 2013 under the name Lightcollar, Inc. On March 22, 2015, we changed our name to EMS Find, Inc., and in May 2017, we changed our name to Integrated Ventures, Inc.We have licensed our Ems Find platform and related technologies to EpicMD, Inc. via a Licensing Agreement and management has determined to focus our business on developing and operating digital currency assets.Our offices are located at 73 Buck Road, Suite 2, Huntingdon Valley, Pennsylvania 19006.

We have discontinued our prior operations and changed our business focus, from our prior technologies relating to the EMS Find platform to acquiring, launching and operating companies in the cryptocurrency sector, mainly in digital currency mining, equipment manufacturing, and sales of branded mining rigs, as well as blockchain software development.  The Company also purchases certain digital currencies for short-term investment purposes.

Financial

We have consolidated our cryptocurrency operations in one facility, located in Carthage, New York. The power supply and purchase agreement was entered into on May 10, 2019 for an initial term of 90 days, with an option to continue for a subsequent 36 months, which option the Company has exercised. The Company’s sole obligation under the Agreement is to pay the PetaWatt Properties, LLC, a contractual rate per kilowatt hour of electricity, consumed by the Company’s cryptocurrency mining operations.

Revenues from our cryptocurrency mining operations were $67,337 and $107,465 for the three months ended September 30, 2020 and 2019, respectively, and $435,740 and $249,819 for the years ended June 30, 2020 and 2019, respectively.  Revenues from the sales of used equipment and parts were $14,890 and $0 for the three months ended September 30, 2020 and 2019, respectively, and $18,430 and $29,324 for the years ended June 30, 2020 and 2019, respectively.

When funds are available and market conditions allow, we also invest in certain denominations of cryptocurrencies to complement our mining operations.We consider these investments similar to marketable securities where we purchase and hold the cryptocurrencies for sale.  We report realized gains and losses on the sales of cryptocurrencies (net of transaction costs) and mark our portfolio of cryptocurrencies to market at the end of each quarterly reporting period, reporting unrealized gains or losses on the investments. As of September 30, 2020, our investments at market value totaled $89,741 and were comprised primarily of LINK (Chainlink), with a smaller portfolio of Bitcoin (BTC), Litecoin (LTC) and Ethereum (ETH).

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We have funded our operations primarily from cash generated from our digital currency mining operations and proceeds from convertible notes payable.  During the three months ended September 30, 2020 we received proceeds from convertible notes payable of $319,000.

The Digital Asset Market

The Company is focusing on the mining of digital assets, as well as blockchain applications (“blockchain”) and related technologies. A blockchain is a shared immutable ledger for recording the history of transactions of digital assets—a business blockchain provides a permissioned network with known identities. A Bitcoin is the most recognized type of a digital asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security that is known as the “Bitcoin Network.” The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the blockchain, and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network.

Bitcoins, for example, can be used to pay for goods and services or can be converted to fiat currencies, such as the US Dollar, at rates determined on Bitcoin exchanges or in individual end-user-to-end-user transactions under a barter system. The networks utilized by digital coins are designed to operate without any company or government in charge, governed by a collaboration of volunteer programmers and computers that maintain all the records. These blockchains are typically maintained by a network of participants which run servers while securing their blockchain. Third party service providers such as Bitcoin exchanges and bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, bitcoins to or from fiat currency.

This market is rapidly evolving and there can be no assurances that we will remain competitive with industry participants that have or may have greater resources or experience in in this industry than us, nor that the unproven digital assets that we mine will ever have any significant market value.

The Company, like many cryptocurrency mining operators, is currently operating at a non-profitable status following record historic runs in market prices of digital currencies. Market prices of digital currencies have not been high enough to cover the operating costs of mining companies, including significant power costs and high levels of equipment depreciation. The Company is addressing these operational challenges through considering alternative sources of power, further consolidation of facilities, and potential hosting arrangements. There can be no assurance that the Company will be successful in these efforts and attain profitable levels of operations.

FINANCIAL OPERATIONS REVIEW

November 2017, revenues commenced from our cryptocurrency mining operations and from sales of cryptocurrency mining equipment. Prior to that date, revenues were generated substantially from the now discontinued Ambulance services, which we have discontinued to focus on new revenue sources.

We are incurring increased costs as a result of being a publicly traded company. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. We also have paid compensation through the issuance of shares of our common stock and warrants, the valuation of which has resulted in significant stock-based compensation. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission, have required changes in corporate governance practices of public companies and will require us to comply with these rules. These new rules and regulations have will increase our legal and financial compliance costs and have made some activities more time-consuming and costlier. In addition, these new rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs.

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To operate our digital currency mining facilities and to fund future operations, we will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including the timing and results of our ongoing development efforts, the potential expansion of our current development programs, potential new development programs and related general and administrative support. We anticipate that we will seek to fund our operations through further liquidation of our marketable securities, public or private equity or debt financings or other sources, such as potential collaboration agreements. We cannot be certain that anticipated additional financing will be available to us on favorable terms, or at all.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2020 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2019

Revenues

Our cryptocurrency mining revenues decreased to $67,337 in the three months ended September 30, 2020 from $107,465 in the three months ended September 30, 2019.  This decrease in revenues resulted primarily from the Company discontinuing the use of under-performing, non-serviceable mining equipment during the current year period, with new replacement equipment purchased and deployed later in the period.  In addition, the Company’s mining revenue reward rates have been reduced in the current fiscal year.

We also have revenues from the sale of cryptocurrency mining units that have been assembled or refurbished for resale and spare parts.  Such sales totaled $14,890 and $0 in the three months ended September 30, 2020 and 2019, respectively.  Sales of equipment and parts will fluctuate from period to period depending on the current retail demand for our model of cryptocurrency mining units and parts.

Cost of Revenues

Cost of revenues was $189,011 and $227,083 in the three months ended September 30, 2020 and 2019, respectively. The decrease in cost of revenues in the current fiscal year is due primarily to a decrease in depreciation and amortization expense.   Expenses associated with running our cryptocurrency mining operations, such as equipment depreciation and amortization, operating supplies, utilities and consulting services are recorded as cost of revenues. Also included in cost of revenues are the costs of purchasing or assembling the cryptocurrency mining units sold. We currently are experiencing a gross loss on revenues primarily due to high utility costs and a conservative, short useful life for mining equipment depreciation and amortization.

Operating Expenses

General and administrative expenses decreased to $99,717 in the three months ended September 30, 2020 from $107,385 in the three months ended September 30, 2019. The decreases are due primarily to decreases in consulting and professional fees and travel expenses.

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Other Income (Expense)

Our other income (expense) was comprised of the following:

	Three Months Ended September:
	2020	2019

Interest expense	$(100,872)	$(301,287)
Realized gain (loss) on digital currencies (net of transaction costs)	88,375	(3,361)
Unrealized loss on digital currencies	(2,521)	-
Loss on disposition of property and equipment	(207,281)	-
Change in fair value of derivative liabilities	40,022	841,736
Loss on conversion of debt	-	(7,545)
Digital currency theft loss	-	(33,037)

Total other income (expense)	$(182,277)	$496,506

The decrease in our interest expense in the three months ended September 30, 2020, which includes the amortization of debt discount and original issue discount, resulted from multiple conversions of notes payable in full to common stock during the period.  In addition, the amortization of debt discount was significantly less during the current year period.

During the three months ended September 30, 2020 we significantly increased our investing efforts in digital currencies.  In addition to the currencies received as compensation for our mining services, we purchased various digital currencies totaling $2,086,898 and also converted currencies from one denomination to another based on our assessment of market conditions for each respective currency.  We received total proceeds of $2,283,717 from the sale of digital currencies during the three months ended September 30, 2020 and realized a gain on $138,527 for the period.  After deducting transaction costs of $50,152, we reported a net realized gain of $88,375.

The realized loss on investments in the three months ended September 30, 2019 resulted primarily from losses recorded on our digital currencies, as we experienced the negative impact of fluctuating market values.  Our purchases of digital currencies for investment purposes were minimal during this period.

During the three months ended September 30, 2020, we disposed of and wrote off non-serviceable, defective mining equipment with a net book value of $207,281.  The equipment disposed of was replaced during the period with new, more efficient mining equipment.  We did not report any loss on disposition of property and equipment during the three months ended September 30, 2019.

We estimate the fair value of the derivatives associated with our convertible notes payable, warrants, put-back rights associated with two asset purchase agreements, common stock issuable pursuant to a Series B preferred stock Exchange Agreement and a stock subscription payable using, as applicable, either the Black-Scholes pricing model or multinomial lattice models that value the derivative liability based on a probability weighted discounted cash flow model using future projections of the various potential outcomes.  We estimate the fair value of the derivative liabilities at the inception of the financial instruments, and, in the case of our convertible notes payable, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, additional paid-in capital and a gain or loss on change in derivative liabilities as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

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The loss on extinguishment of debt of $7,545 in the three months ended September 30, 2019 resulted from conversion of convertible notes to common stock where the conversion terms were outside the related agreements.We did not report any gain or loss on extinguishment of debt during the three months ended September 30, 2019

During the three months ended September 30, 2019, we incurred a digital currency theft loss of $33,037 where a hacker obtained unauthorized access to our online digital currency processing service and transferred digital currencies out of our account.

Net Loss

As a result, we reported a net loss of $388,778 for the three months ended September 30, 2020 and net income of $269,503 for the three months ended September 30, 2019.

YEAR ENDED JUNE 30, 2020 COMPARED TO THE YEAR ENDED JUNE 30, 2019

Revenues

In November 2017 we commenced operations in our first cryptocurrency mining location. Our cryptocurrency mining revenues increased to $435,740 in the year ended June 30, 2020 from $249,819 in the year ended June 30, 2019. This increase in revenues resulted primarily from additional mining machines deployed in the current fiscal year in our new facility in Carthage, New York.

We also have revenues from the sale of cryptocurrency mining units that have been assembled or refurbished for resale and spare parts. Such sales totaled $18,430 and $29,324 in the years ended June 30, 2020 and 2019, respectively. Sales of equipment and parts will fluctuate from period to period depending on the market demand for cryptocurrency mining equipment and related parts.

Cost of Revenues

Cost of revenues was $996,409 in the year ended June 30, 2020 compared to $1,005,479 in the year ended June 30, 2019. Expenses associated with running our cryptocurrency mining operations, such as equipment depreciation, rent, operating supplies, utilities and monitoring services are recorded as cost of revenues. Also included in cost of revenues are the costs of purchasing, assembling and connecting the cryptocurrency mining units. We experienced a gross loss on revenues in both fiscal years primarily due to high utility costs, a conservative, short useful life for mining equipment depreciation, and in particular for fiscal 2019, costs of vacating and relocating operations, including abandonment of leasehold improvements.

Operating Expenses

General and administrative expenses decreased to $472,399 in the year ended June 30, 2020 from $1,823,523 in the year ended June 30, 2019. The decrease is due primarily to a decrease in non-cash stock-based compensation to related parties, partially offset by increases in other expenses supporting our expanded cryptocurrency mining operations. Stock-based compensation – related party totaled $120,000 in the year ended June 30, 2020 and $1,312,000 in the year ended June 30, 2019.The value of the stock-based compensation is computed using the market price of our common stock.

We performed a lower of cost or market impairment analysis on the cryptocurrency machines purchased in the August 2018 Asset Purchase Agreement, including writing off the purchase price allocated to the defective machines, and recorded an impairment expense of $2,097,930 during the year ended June 30, 2019. We reported no impairment expense for the year ended June 30, 2020.

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Other Income (Expense)

Our other income (expense) was comprised of the following for the years ended June 30:

	2020	2019

Interest expense	$(655,199)	$(214,373)
Realized loss on sale of investments	(733)	(32,770)
Unrealized gain on investments	6,617	-
Change in fair value of derivative liabilities	782,258	(2,468,339)
Loss on disposition of property and equipment	(162,451)	-
Loss on conversion of debt	(4,592)	-
Digital currency theft loss	(33,037)	-
Loss on settlement of warrants	-	(500,000)
Loss on exchange of Series B preferred stock	-	(1,650,000)

Total other income (expense)	$(67,137)	$(4,865,482)

The increase in our interest expense in the current fiscal year, which includes the amortization of debt discount and original issue discount, resulted from new convertible debt incurred.

The realized loss on investments in all periods presented resulted primarily from losses recorded on our digital currencies, as we experienced the negative impact of fluctuating market values.

The unrealized gain on investments for the year ended June 30, 2020 resulted from marking to market our investment in cryptocurrencies as of June 30, 2020. Unrealized gains or losses on investments for any date or period are dependent on the amount of cryptocurrencies on hand and the fluctuation in market values as reported by financial publications.

We estimate the fair value of the derivatives associated with our convertible notes payable, warrants, put-back rights associated with two asset purchase agreements, common stock issuable pursuant to a Series B preferred stock Exchange Agreement and a stock subscription payable using, as applicable, either the Black-Scholes pricing model or multinomial lattice models that value the derivative liability based on a probability weighted discounted cash flow model using future projections of the various potential outcomes. We estimate the fair value of the derivative liabilities at the inception of the financial instruments, and, in the case of our convertible notes payable, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, additional paid-in capital and a gain or loss on change in derivative liabilities as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

During the year ended June 30, 2020, we disposed of and wrote off non-serviceable, defective mining equipment with a net book value of $162,451. We did not report any loss on disposition of property and equipment during the year ended June 30, 2019.

The loss on extinguishment of debt of $4,592 in the year ended June 30, 2020 resulted from conversion of convertible notes to common stock where the conversion terms were outside the related agreements. We did not report any gain or loss on extinguishment of debt during the year ended June 30, 2019.

During the year ended June 30, 2020, we incurred a digital currency theft loss of $33,037 where a hacker obtained unauthorized access to our online digital currency processing service and transferred digital currencies out of our account.

On June 26, 2019, the Company entered into an Exchange Agreement with St. George Investments LLC (“St. George”) pursuant to which a convertible promissory note payable to St. George in the principal amount of $500,000 was issued in consideration for the surrender by St. George of all outstanding warrants previously issued in January 2018. As a result, we reported a loss on exchange of warrants of $500,000 in the year ended June 30, 2019.

On May 21, 2019, the Company and digiMine entered into an Exchange Agreement (the “Preferred Stock Exchange Agreement”) pursuant to which DigiMine agreed to surrender the remaining 20,000 shares of the Company’s Series B preferred stock held by it and terminate its rights under the Security and Pledge Agreement, dated April 30, 2018, in exchange for 10,000,000 shares of the Company’s common stock, which are to be issued in ten tranches of 1,000,000 shares each beginning ten trading days after the date of the Exchange Agreement and each ten trading days thereafter. The Company identified a derivative liability associated with the obligation to issue the common shares recorded initially at $1,650,000 and recorded a loss on the Series B preferred stock exchange of $1,650,000 for the year ended June 30, 2019.

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Net Loss

As a result, our net loss for the year ended June 30, 2020 was $1,081,775, compared to a net loss of $9,513,271 for the year ended June 30, 2019.

LIQUIDITY AND CAPITAL RESOURCES

Overview

As of September 30, 2020, we had total current assets of $108,935, including cash of $102,435, and total current liabilities of $668,217, resulting in a working capital deficit of $559,282.  Included in current liabilities as of September 30, 2020 are derivative liabilities totaling $209,338, which we do not anticipate will require the payment of cash to settle.  In addition, we had a total stockholders’ deficit of $252,218 as of September 30, 2020.

We have funded our operations primarily from cash generated from our digital currency mining operations, gains on sale of digital currencies and proceeds from convertible notes payable.  During the three months ended September 30, 2020, we received net proceeds from convertible notes payable of $319,000.

Sources and Uses of Cash Three Months Ended September 30, 2020 and 2019

We used net cash in operations of $210,421 in the three months ended September 30, 2020 as a result of our net loss of $388,778, non-cash gains totaling $128,397, increases in digital currencies of $67,699 and prepaid expenses and other current assets of $3,250 and decreases in accounts payable of $34,239 and due to related party of $9,687, partially offset by non-cash expenses totaling $411,381 and increase accrued expenses of $10,248.

We used net cash in operations of $186,661 in the three months ended September 30, 2019 as a result of our net income of $269,503, non-cash expenses totaling $470,945, and increases in accrued expenses of $17,987 and due to related party of $9,079, partially offset by non-cash gain of $841,736, increases in digital currencies of $109,112, prepaid expenses and other current assets of $3,250 and a decrease in accounts payable of $77.

During the three months ended September 30, 2020, we had net cash provided used in investing activities of $12,819, comprised of the purchase of digital currencies of $2,086,898 and the purchase of property and equipment of $209,638, partially offset by proceeds from the sale of digital currencies of $2,283,717.

During the three months ended September 30, 2019, we used net cash of $47,310 in investing activities comprised of the purchase of property and equipment of $110,281, partially offset by net proceeds from the sale of digital currencies of $62,971.

During the three months ended September 30, 2020, we had net cash provided by financing activities of $319,000 comprised of proceeds from convertible notes payable.

During the three months ended September 30, 2019, we had net cash provided by financing activities of $247,000 comprised of proceeds from convertible notes payable.

Sources and Uses of Cash Years Ended June 30, 2020 and 2019

We used net cash in operations of $671,101 in the year ended June 30, 2020 as a result of our net loss of $1,081,775, non-cash gains totaling $788,875 and increase in digital currencies of $451,546, partially offset by non-cash expenses totaling $1,501,114 and increases in accounts payable of $45,415, accrued expenses of $51,513 and due to related party of $53,053.

By comparison, we used net cash in operations of $708,040 in the year ended June 30, 2019 as a result of our net loss of $9,513,271, increases in digital currencies of $251,627and equipment deposits of $27,971 partially offset by non-cash expenses totaling $8,993,776, decreases in prepaid expenses and other current assets of $5,750 and deposits of $13,973, and increases in accounts payable of $12,055, accrued expenses of $10,395 and due to related party of $48,880.

During the year ended June 30, 2020, we had net cash provided by investing activities of $218,191 comprised of net proceeds from the sale of investments of $714,126, partially offset by purchase of investments of $372,586 and the purchase of property and equipment of $123,349.

During the year ended June 30, 2019, we had net cash provided by investing activities of $189,335, comprised of net proceeds from the sale of investments of $231,782, partially offset by the purchase of property and equipment of $42,447.

During the year ended June 30, 2020, we had net cash provided by financing activities of $411,275 comprised of proceeds from convertible notes payable of $534,000 and proceeds from PPP loan payable of $7,583, partially offset by repayment of convertible notes payable of $130,308.

During the year ended June 30, 2019, we had net cash provided by financing activities of $525,945 comprised of proceeds from convertible notes payable of $500,945 and proceeds from stock subscriptions payable of $25,000.

We will have to raise funds to successfully operate our digital currency mining operations and to fund our operating expenses. We will have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

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Going Concern

The Company has reported recurring operating losses since its inception and used net cash in operating activities of $210,421 in the three months ended September 30, 2020.  As of September 30, 2020, the Company had an accumulated deficit of $22,453,760 and a total stockholders’ deficit of $252,218.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to reach a successful level of operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.

There can be no assurances that the Company will be successful in attaining a profitable level of operations or in generating additional cash from the equity/debt markets or other sources fund its operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Should the Company not be successful in its business plan or in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

Current and Future Impact of Covid-19

The Covid-19 pandemic continues to have a material negative impact on capital markets.  While we continue to incur operating losses, we are currently dependent on debt or equity financing to fund our operations and execute our business plan. We believe that the impact on capital markets of Covid-19 may make it more costly and more difficult for us to access these sources of funding.

SIGNIFICANT ACCOUNTING POLICIES

Our significant accounting policies are disclosed in Note 2 to our condensed financial statements and in the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2020.  The following is a summary of those accounting policies that involve significant estimates and judgment of management.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Digital Currencies

Digital currencies consist of Bitcoin and Ethereum, generally received for the Company’s own account as compensation for cryptocurrency mining services, and Chainlink and other digital currencies purchased for short-term investment purposes.  Given that there is limited precedent regarding the classification and measurement of cryptocurrencies under current Generally Accepted Accounting Principles (“GAAP”), the Company has determined to account for these digital currencies as indefinite-lived intangible assets in accordance with Accounting Standards Update ("ASU") No. 350, Intangibles – Goodwill and Other, for the period covered by this report and in future reports unless and until further guidance is issued by the Financial Accounting Standards Board (“FASB”).  An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired.  Impairment exists when the carrying amount exceeds its fair value.  In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not than an impairment exists.  If it is determined that it is more likely than not that an impairment exists, a quantitative impairment test is not necessary.  If the Company concludes otherwise, it is required to perform a quantitative impairment test.  To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset.  Subsequent reversal of impairment losses is not permitted.  Realized gains or losses on the sale of digital currencies, net of transaction costs, are included in other income (expense) in the statements of operations. Changes in the fair value of digital currencies during the period are recorded as unrealized gains or losses in other income (expense) in the statements of operations.  As of September 30, 2020, the Company’s cost basis of digital currencies exceeded the market value by $2,521, which amount is recorded as unrealized loss on investments.

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Property and Equipment

Property and equipment, consisting primarily of computer and other cryptocurrency mining equipment (transaction verification servers), is stated at the lower of cost or estimated realizable value and is depreciated when placed into service using the straight-line method over estimated useful lives. The Company operates in an emerging industry for which limited data is available to make estimates of the useful economic lives of specialized equipment. Management has assessed the basis of depreciation of these assets and believes they should be depreciated over a three-year period due to technological obsolescence reflecting rapid development of hardware that has faster processing capacity and other factors. Additionally, during the year ended June 30, 2019, the Company wrote down cryptocurrency mining equipment by $2,097,930 to estimated net realizable value. The Company also wrote off abandoned leasehold improvements with a net book value of $107,150 to cost of goods sold during the year ended June 30, 2019. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property and equipment are recorded upon disposal.

During the three months ended September 30, 2020, the Company discontinued the use of damaged or non-serviceable mining equipment and wrote off its net book value of $207,281 to loss on disposition of property and equipment.

Management has determined that the three-year diminishing value best reflects the current expected useful life of transaction verification servers. This assessment takes into consideration the availability of historical data and management’s expectations regarding the direction of the industry including potential changes in technology. Management will review this estimate annually and will revise such estimates as and when data becomes available.

To the extent that any of the assumptions underlying management’s estimate of useful life of its transaction verification servers are subject to revision in a future reporting period, either as a result of changes in circumstances or through the availability of greater quantities of data, then the estimated useful life could change and have a prospective impact on depreciation expense and the carrying amounts of these assets.

Payments to equipment suppliers prior to shipment of the equipment are recorded as equipment deposits.

Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

Where the number of warrants or common shares to be issued under these agreements is indeterminate, the Company has concluded that the equity environment is tainted, and all additional warrants and convertible debt are included in the value of the derivatives.

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We estimate the fair value of the derivatives associated with our convertible notes payable, common stock issuable pursuant to a Series B preferred stock Exchange Agreement and a stock subscription payable using, as applicable, either the Black-Scholes pricing model or multinomial lattice models that value the derivative liability based on a probability weighted discounted cash flow model using future projections of the various potential outcomes.  We estimate the fair value of the derivative liabilities at the inception of the financial instruments, and, in the case of our convertible notes payable, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, additional paid-in capital and a gain or loss on change in derivative liabilities as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Impairment of Long-Lived Assets

All assets, including intangible assets subject to amortization, are reviewed for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable in accordance with ASC 350 and ASC 360. If the carrying amount of the asset exceeds the expected undiscounted cash flows of the asset, an impairment charge is recognized equal to the amount by which the carrying amount exceeds fair value or net realizable value. The testing of these intangibles under established guidelines for impairment requires significant use of judgment and assumptions. Changes in forecasted operations and other assumptions could materially affect the estimated fair values. Changes in business conditions could potentially require adjustments to these asset valuations. We reported no impairment expense for the three months ended September 30, 2020 and 2019. Total impairment expense, consisting of write downs for cryptocurrency mining equipment totaled $2,097,930 for the year ended June 30, 2019.

Fair Value of Financial Instruments

Disclosures about fair value of financial instruments require disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value.  As of September 30, 2020 and June 30, 2020, the amounts reported for cash, prepaid expenses and other current assets, accounts payable, accrued expenses, due to related party and notes payable approximate fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  ASC Topic 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements).  These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Our derivative liabilities are measured at fair value on a recurring basis and estimated as follows:

	Total	Level 1	Level 2	Level 3
September 30, 2020:
Derivative liabilities	$209,338	$-	$-	$209,338

Total liabilities measured at fair value	$209,338	$-	$-	$209,338

June 30, 2020:
Derivative liabilities	$164,834	$-	$-	$164,834

Total liabilities measured at fair value	$164,834	$-	$-	$164,834

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Stock-Based Compensation

The Company accounts for all equity-based payments in accordance with ASC Topic 718, Compensation – Stock Compensation. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock awards, stock options, warrants and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The fair value of a stock award is recorded at the fair market value of a share of the Company’s stock on the grant date. The Company estimates the fair value of stock options and warrants at the grant date by using an appropriate fair value model such as the Black-Scholes option pricing model or multinomial lattice models.

The Company accounts for non-employee share-based awards based upon ASC 505-50, Equity-Based Payments to Non-Employees. ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete. Generally, our awards do not entail performance commitments. When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date. When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the date the performance is complete.

Revenue Recognition

Effective July 1, 2018, we adopted ASC 606, Revenue from Contracts with Customers, as amended, using the modified retrospective method, which requires the cumulative effect of adoption to be recognized as an adjustment to opening retained earnings in the period of adoption. There was no cumulative effect of adopting the new standard and no impact on our financial statements. The new standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Our revenues currently consist of cryptocurrency mining revenues and revenues from the sale of cryptocurrency mining equipment recognized in accordance with ASC 606 as discussed above. Amounts collected from customers prior to shipment of products are recorded as deferred revenue.

The Company earns its cryptocurrency mining revenues by providing transaction verification services within the digital currency networks of cryptocurrencies, such as Bitcoin, Litecoin and Ethereum. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of digital currency through its participation in the applicable network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives digital currencies, which are recorded as revenue using the closing U.S. dollar price of the related cryptocurrency on the date of receipt. Expenses associated with running the cryptocurrency mining operations, such as equipment depreciation, rent, operating supplies, rent, utilities and monitoring services are recorded as cost of revenues.

There is currently no specific definitive guidance in GAAP or alternative accounting frameworks for the accounting for the production and mining of digital currencies and management has exercised significant judgment in determining appropriate accounting treatment for the recognition of revenue for mining of digital currencies. Management has examined various factors surrounding the substance of the Company’s operations and the guidance in ASC 606, including identifying the transaction price, when performance obligations are satisfied, and collectability is reasonably assured being the completion and addition of a block to a blockchain and the award of a unit of digital currency to the Company. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies which could result in a change in the Company’s financial statements.

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OFF BALANCE SHEET ARRANGEMENTS

The Company has consolidated it cryptocurrency operations in one facility in Carthage, New York.  The Carthage lease and power purchase agreement was entered into on May 10, 2019 for an initial term of 90 days, with an option to continue the lease for a subsequent 36 months, which option the Company has exercised.  The Company’s sole obligation under the lease is to pay the lessor a contractual rate per kilowatt hour of electricity consumed in the Company’s cryptocurrency mining operations.

We currently have no other material off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

RECENTLY ISSUED ACCOUNTING POLICIES

There were no new accounting pronouncements issued or proposed by the FASB during the three months ended September 30, 2020 and through the date of filing this report which the Company believes will have a material impact on its financial financial statements.

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BUSINESS

General

We were incorporated in the State of Nevada on March 22, 2013 under the name Lightcollar, Inc.On March 22, 2015, we changed our name to EMS Find, Inc. (“EMS Find”). Effective March 31, 2015, we entered into a Share Exchange Agreement with the sole shareholder of EMS Factory, Inc., a Pennsylvania corporation (“EMS Factory”), and following the closing under the Share Exchange Agreement, EMS Factory became a wholly-owned subsidiary of the Company, with the former stockholder of EMS Factory owning approximately 35% of the outstanding shares of common stock of the combined company. The Company developed and marketed a B2B & B2C on-demand mobile platform, designed to connect health care providers and consumers to a network of medical transport companies. On April 6, 2016, we completed the sale of our subsidiary Viva Entertainment Group, Inc. to Black River Petroleum Corp.

Effective July 27, 2017, we changed our name to Integrated Ventures, Inc. to reflect our plan to expand our operations by the acquisition of additional operating companies.

In November 2017, we discontinued our prior operations and changed our business focus to acquiring, launching and operating companies in the technology sector, mainly in digital currency mining, equipment manufacturing, and sales of branded mining rigs, as well as blockchain software development.

In April 2018, the Company acquired the digital currency mining operations of digiMine LLC through two Asset Purchase Agreements. In addition, in August 2018, the Company acquired the digital currency mining operations of Secure Hosting, LLC through an Asset Purchase Agreement.

Our Business

On November 22, 2017, we successfully launched our cryptocurrency operations, and revenues commenced from cryptocurrency mining operations and from sales of cryptocurrency mining equipment. As of June 30, 2020, the Company owned and operated approximately 925 miners that mine Bitcoin (BTC), Litecoin (LTC) and Ethereum (ETH).

On May 8, 2019, the Company had consolidated all of its mining operations by signing a three-year power supply and purchase agreement with PetaWatt Properties, LLC, located in Carhage, NY and moved all of cryptocurrency operations to a new location.

Cryptocurrency Mining

Digital tokens are built on a distributed ledger infrastructure often referred to as a “blockchain”. These tokens can provide various rights, and cryptocurrency is a type of digital token, designed a a medium of exchange. Other digital tokens provide rights to use assets or services, or in some cases represent ownership interests. Cryptocurrencies, for example Bitcoin, are digital software that run on a blockchain platform, which is a decentralized, immutable ledger of transactions, and essentially function as a digital form of money. Cryptocurrencies such as Bitcoin are not sponsored by any government or a single entity. A bitcoin is one type of an intangible digital asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security (the “Bitcoin Network”). The Bitcoin Network, for example, is an online, peer-to-peer user network that hosts the public transaction ledger, known as the “Blockchain,” and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the US Dollar, at rates determined on bitcoin exchanges or in individual end-user-to-end-user transactions under a barter system.

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Bitcoins are “stored” or reflected on the digital transaction ledger known as the “blockchain,” which is a digital file stored in a decentralized manner on the computers of each Bitcoin Network or as applicable to other cryptocurrency users. A blockchain records the transaction history of all bitcoins in existence and, through the transparent reporting of transactions, allows the cryptocurrency network to verify the association of each bitcoin with the digital wallet that owns them. The network and software programs can interpret the blockchain to determine the exact balance, if any, of any digital wallet listed in the blockchain as having taken part in a transaction on the cryptocurrency network.

Mining is the process by which bitcoins, for example, are created resulting in new blocks being added to the blockchain and new bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of bitcoins for their effort. To begin mining, a user can download and run the network mining software, which turns the user’s computer into a node on the network that validates blocks.

All bitcoin transactions are recorded in blocks added to the blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, a reference to the most recent prior block, and a record of the award of bitcoins to the miner who added the new block. Each unique block can only be solved and added to the blockchain by one miner; therefore, all individual miners and mining pools on the cryptocurrency network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

The method for creating new bitcoins is mathematically controlled in a manner so that the supply of bitcoins grows at a limited rate pursuant to a pre-set schedule. Bitcoin moved to a high price around $20,000 in December 2017, and is trading in the range of $11,300 to $11,400 on October 12, 2020, and has traded in the range or approximately $4,500 to $12,000 from February 23 to October 12, 2020. Mining economics have also been much more pressured by the Difficulty Rate – a computation used by miners to determine the amount of computing power required to mine bitcoin. The Difficulty Rate is directly influenced by the total size of the entire Bitcoin network. The Bitcoin network has grown six-fold in the past year, resulting in a six-fold increase in difficulty. Today, the network requires the computing power of approximately 1,800 Bitmain S9 miners to mine one Bitcoin per day, using approximately 2.5 MegaWatt of power supply. Meanwhile, demand from miners also drove up hardware and power prices, the largest costs of production. Meanwhile, demand from miners also drove up hardware and power prices, the largest costs of production. This deliberately controlled rate of bitcoin creation means that the number of bitcoins in existence will never exceed 21 million and that bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered.

Mining pools have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the participating mining pool members split the resulting reward based on the processing power they each contributed to solve for such block. The mining pool operator provides a service that coordinates the workers. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. The pool uses software that coordinates the pool members’ hashing power, identifies new block rewards, records how much work all the participants are doing, and assigns block rewards in-proportion to the participants’ efforts. While we do not pay pool fees directly, pool fees (approximately 2% to 5%) are deducted from amounts we may otherwise earn. Participation in such pools is essential for our mining business.

Our Cryptocurrency Operations

We utilize and rely on cryptocurrency pools to mine cryptocurrencies and generate a mixed selection of digital cryptocurrencies, including BTC, LTC and ETH. Cryptocurrency payouts are paid to us by the pool operator, and the digital currency produced is either stored in a wallet (USA based company - Coinbase) or sold in open market. Payout proceeds are automatically deposited in our corporate bank accounts.

In our digital currency mining operations, various models of miners are owned and deployed by the Company.

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When funds are available and market conditions allow, we also invest in certain denominations of cryptocurrencies to complement our mining operations. We consider these investments similar to marketable securities where we purchase and hold the cryptocurrencies for sale. We report realized gains and losses on the sales of cryptocurrencies and mark our portfolio of cryptocurrencies to market at the end of each quarterly reporting period, reporting unrealized gains or losses on the investments. As of June 30, 2020, our investments at market value totaled $82,855 and were comprised primarily of LINK (Chainlink), with a smaller portfolio of BTC, LTC and ETH.

The Digital Currency Markets

The value of bitcoins is determined by the supply and demand of bitcoins in the bitcoin exchange market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. However, merchant adoption is very low according to a Morgan Stanley note from the summer of 2018 and appears to continue to be low.

As bitcoin transactions can be broadcast to the Bitcoin Network by any user’s bitcoin software and bitcoins can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as crypto currency exchanges and bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, bitcoins to or from fiat currency.

Under the peer-to-peer framework of the Bitcoin Network, transferors and recipients of bitcoins are able to determine the value of the bitcoins transferred by mutual agreement, the most common means of determining the value of a bitcoin being by surveying one or more bitcoin exchanges where bitcoins are publicly bought, sold and traded, i.e., the Bitcoin Exchange Market (“Bitcoin Exchange”).

On each Bitcoin Exchange, bitcoins are traded with publicly disclosed valuations for each transaction, measured by one or more fiat currencies. Bitcoin Exchanges report publicly on their site the valuation of each transaction and bid and ask prices for the purchase or sale of bitcoins. Market participants can choose the Bitcoin Exchange on which to buy or sell bitcoins. To date, the SEC has rejected the proposals for bitcoin ETF’s, citing that lack of enough transparency in the cryptocurrency markets to be sure that prices are not being manipulated. The Wall Street Journal has recently reported on how bots are manipulating the prices of bitcoin on the crypto exchanges. However, on November 8, 2018, the SEC announced in an order (the “Order”) that it had settled charges against Zachary Coburn, the founder of the digital token exchange EtherDelta, marking the first time that the SEC has brought an enforcement action against an online digital token platform for operating as an unregistered national securities exchange.

Competition

In cryptocurrency mining, companies, individuals and groups generate units of cryptocurrency through mining. Miners can range from individual enthusiasts to professional mining operations with dedicated data centers, with all of which we compete. Miners may organize themselves in mining pools, with which we would compete. The Company currently participates in mining pools and may decide to invest or initiate operations in mining pools. At present, the information concerning the activities of these enterprises is not readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable.

Government Regulation

Government regulation of blockchain and cryptocurrency under review with a number of government agencies, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the Federal Trade Commission and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, and in other countries. State government regulations also may apply to certain activities such as cryptocurrency exchanges (bitlicense, banking and money transmission regulations) and other activities. Other bodies which may have an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business include the national securities exchanges and the Financial Industry Regulatory Authority. As the regulatory and legal environment evolves, the Company may in its mining activities become subject to new laws, and further regulation by the SEC and other agencies. On November 16, 2018, the SEC issued a Statement on Digital Asset Securities Issuance and Trading, in which it emphasized that market participants must still adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain.

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Blockchain and cryptocurrency regulations are in a nascent state with agencies investigating businesses and their practices, gathering information, and generally trying to understand the risks and uncertainties in order to protect investors in these businesses and in cryptocurrencies generally. Various bills have also been proposed in Congress for adoption related to our business which may be adopted and have an impact on us. The offer and sale of digital assets in initial coin offerings, which is not an activity we expect to pursue, has been a central focus of recent regulatory inquiries. On November 16, 2018 the SEC settled with two cryptocurrency startups, and reportedly has more than 100 investigations into cryptocurrency related ventures, according to a codirector of the SEC’s enforcement division (Wall Street Journal, November 17-18, 2018). An annual report by the SEC shows that digital currency scams are among the agency’s top enforcement priorities. The SEC is focused in particular on Initial Coin Offerings (ICOs), which involve the sale of digital tokens related to blockchain projects. Many such projects have failed to deliver on their promises or turned out to be outright scams. Over the past years, the enforcement division has opened dozens of investigations involving ICOs and digital assets, many of which were ongoing at the close of FY 2018,” the SEC states in a section of the report titled “ICOs and Digital Assets.”

Financial

For the year ended June 30, 2020, we recognized revenues totaling $454,170 from cryptocurrency operations (consisting of both mining and equipment sales transactions).We increased our investment activities as further discussed above, and at June 30, 2020, we held cryptocurrencies with a total market value of $82,855.

At June 30, 2020, the Company owned approximately 925 mining rigs, with a net book value of $453,229.This number is directly related to the availability of the electric power for the mining rigs, which is currently at maximum utilization capacity.For financial accounting purposes, we record our mining rigs at the lower of cost or estimated net realizable value.

On April 16, 2018, the Company entered into an Asset Purchase Agreement with digiMine LLC (“digiMine”) for the purchase of certain digiMine digital currency mining assets located in Marlboro, New Jersey, the principal assets consisting of: 150 cryptocurrency mining machines; and restricted cash of $175,000. The Company issued 16,666 shares of its Series B preferred stock to digiMine for these assets.On April 30, 2018, the Company entered into a second Asset Purchase Agreement with digiMine for the purchase of additional digital currency mining assets from digiMine at the same location, the principal assets consisting of: 97 cryptocurrency mining machines and restricted cash of $200,000. The Company issued 20,000 shares of its Series B preferred stock to digiMine in this transaction.

On May 21, 2019, the Company and DigiMine, LLC entered into an Exchange Agreement, pursuant to which, DigiMine had agreed to surrender the remaining 20,000 shares of the Company’s Series B Preferred Stock held by it and terminate its Put-Back-Rights under the April 2018 Security and Pledge Agreements, in exchange for 10,000,000 shares of the Company’s common stock, which issued in ten tranches of 1,000,000 shares each. Ten trading days after the Initial Closing date and each ten trading days thereafter, the Company agreed to deliver a tranche of 1,000,000 shares of common stock to the Holder. Through June 30, 2019, closings were held and 2,000,000 shares of the common stock exchange shares were issued. The remaining 8,000,000 shares of common stock were issued in the year ended June 30, 2020.

On August 2, 2018, the Company entered into an Asset Purchase Agreement with Secure Hosting, LLC (“Secure Hosting”) for the purchase of 182 Ethereum mining machines. As consideration for the purchase of the machines, the Company issued 38,018 shares of its Series B convertible preferred stock.

We have also purchased mining machines directly from the manufacturers and funded our operations with proceeds provided primarily from the issuance of convertible notes payable. During the year ended June 30, 2020, we received net proceeds from convertible notes payable totaling $534,000

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Additional Capital Requirements

To continue to operate, complete and successfully operate our digital currency mining facilities and to fund future operations, we may need to raise additional capital for expansion or other expenses of operations. The amount and timing of future funding requirements will depend on many factors, including the timing and results of our ongoing mining operations, and potential new development and administrative support expenses. We anticipate that we will seek to fund our operations through our cryptocurrency mining operations, further liquidation of our marketable securities, public or private equity or debt financings or other sources, such as potential collaboration agreements. If additional financing is required, we cannot be certain that it will be available to us on favorable terms, or at all.

Employees and Employment Agreements

At present time, we have one full time employee, Steve Rubakh, our sole officer and director, who devotes 100% of his time to our operations. In addition, we rely on a group of consultants and subcontractors to build, install, manage, monitor and service our mining equipment. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any officers, directors or employees; however, we at times do reimburse Mr. Rubakh for certain health insurance and medical costs.

Properties

Our corporate offices are located at 73 Buck Road, Suite 2, Huntingdon Valley, Pennsylvania 19006. Our telephone number is (215) 613-1111. We occupy 450 sq ft facility, at no cost to the Company. On May 8, 2019, the Company had consolidated and relocated all of its mining operations to Carthage, New York and signed a three-year power supply and purchase agreement with PetaWatt Properties, LLC. We believe that our offices and data center facility are suitable and adequate and that we have sufficient capacity to meet our current and future needs.

Legal Proceedings

There are no pending legal proceedings in which we are a party or in which any of our directors, officers or affiliates, any owner of record or beneficiary of more than 5% of any class of our voting securities is a party adverse to us or has a material interest adverse to us.

Available Information

All reports of the Company filed with the SEC are available free of charge through the SEC’s website at www.sec.gov. In addition, the public may read and copy materials filed by the Company at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain additional information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and positions of our current executive officers and directors.

Name and Address	Age	Position(s) Held

Steve Rubakh, 73 Buck Road, Suite 2 Huntingdon Valley, PA 19006	59	President, CEO, CFO, Secretary, and Director

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Biographies of Directors and Executive Officers

Steve Rubakh has been our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and a Director since April 1, 2015. Mr. Rubakh founded EMS Factory, Inc., in 2011, where he oversaw the day to day operations and assisted in building and creating a vision for the company. At the end of 2014, Mr. Rubakh took the company to the next stage by initiating the development of the on-demand mobile application and platform on which the Company strategy is now based. In 2003, he founded Power Sports Factory, Inc., and served as the President until 2010. Prior to founding Power Sports Factory, Mr. Rubakh was the founder of International Parking Concepts specializing in providing services to the hospitality industry. Mr. Rubakh attended both Community College of Philadelphia and Temple University majoring in business administration.

Corporate Governance

Directors are elected at the annual stockholder meeting or appointed by our Board of Directors and serve for one year or until their successors are elected and qualified. When a new director is appointed to fill a vacancy created by an increase in the number of directors, that director holds office until the next election of one or more directors by stockholders. Officers are appointed by our Board of Directors and their terms of office are at the discretion of our Board of Directors.

Committees of our Board of Directors

Audit Committee. Our Board of Directors plans to establish an Audit Committee, the members of which shall be considered as independent under the standards for independence for audit committee members established by the NYSE. The Audit Committee will operate under a written charter.

Other Committees. The Board does not have standing compensation or nominating committees. The Board does not believe a compensation or nominating committee is necessary based on the size of the Company, the current levels of compensation to corporate officers and voting control by our major stockholder. The Board will consider establishing compensation and nominating committees at the appropriate time.

Stockholder Communications

The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board; however, the names of all directors are available to stockholders in this report. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company, at 73 Buck Road, Suite 2, Huntingdon Valley, PA 19006 (Attention: Secretary). Director nominations submitted by a stockholder will be considered by the full Board. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a more formal process is necessary. However, the Board will consider, from time to time, whether adoption of a more formal process for such stockholder communications has become necessary or appropriate.

During our fiscal year ended June 30, 2020, our Board of Directors acted by written consent 5 times.

Directors’ and Officers’ Liability Insurance

The Company does not have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Director Compensation

We compensate directors as per specific agreements with each director, as applicable. Director compensation to Steve Rubakh, our sole director, is included in the total compensation discussed in Item 11, Executive Compensation.

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EXECUTIVE COMPENSATION

General

We have one executive officer, who is currently our only employee. The Board of Directors of the Company has set the annual the compensation of Steve Rubakh at $150,000 for the years ended June 30, 2020 and 2019. The Board of Directors also has issued shares of Series B Preferred Stock to Mr. Rubakh for additional compensation. The number of shares issued is at the discretion of the Board of Directors.

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities, including that of director, during fiscal years 2020, 2019 and and 2018 awarded to, earned by or paid to our executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (2) ($)	Option and Warrant Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)

Steve Rubakh	2020	150,000	-	120,000	-	-	-	-	270,000
Chief Executive Officer, Chief	2019	150,000	-	1,312,000	-	-	-	-	1,462,000
Financial Officer and Director(1)	2018	131,250	-	809,000	-	-	-	31,348	971,598

(1)	Mr. Rubakh was appointed as CEO, CFO and Director on April 1, 2015.

(2)

For the year ended June 30, 2020, the Board of Directors authorized the issuance of 100,000 shares of Series B preferred stock as part of Mr. Rubakh’s compensation package. For the year ended June 30, 2019, the Board of Directors authorized the issuance of 70,000 shares of Series B preferred stock as part of Mr. Rubakh’s compensation package. For the year ended June 30, 2018, the Board of Directors authorized the issuance of 110,000 shares of Series B preferred stock as part of Mr. Rubakh’s compensation package.

(3)	For the year ended June 30, 2018, other compensation is comprised of medical payments and other expenses paid on behalf of Mr. Rubakh.

Accrued compensation payable to Steve Rubakh at June 30, 2020 and 2019 was $122,907 and $69,854, respectively.

37

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s common stock, Series A Preferred Stock and Series B preferred stock as of November 1, 2020, for:

i.	each person or entity who, to our knowledge, beneficially owns more than 5% of each class or series of our outstanding stock;
ii.	each executive officer and named officer;
iii.	each director; and
iv.	all of our officers and directors as a group.

Except as indicated in the footnotes to the following table, the persons named in the table has sole voting and investment power with respect to all shares of common stock and preferred stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 73 Buck Road, Suite 2, Huntingdon Valley, PA 19006.

	Name of	Amount and Nature	Percent of
Title of Class	Beneficial Owners	of Ownership (1)	of Class(2)

Common stock, $0.001 par value:	Steve Rubakh (3) 73 Buck Road, Suite 2 Huntingdon Valley, PA 19006	44,311,057	26.878%

	All officers and directors as a group	44,311,057	26.87%

Series A preferred stock, $0.001 par value:

	Steve Rubakh (3)(4)	500,000	100.0%

Series B preferred stock, $0.001 par value:
	Steve Rubakh (3)	430,000	100%

___________

(1)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power to the shares of the Company’s common stock. For each Beneficial Owner listed, any options or convertible securities exercisable or convertible within 60 days have been also included for purposes of calculating their beneficial ownership of outstanding common stock.

(2)	As of November 1, 2020, a total of 121,898,621 shares of the Company’s common stock are outstanding.

(3)

Mr. Rubakh owns 1,311,057 shares of common stock directly. Mr. Rubakh holds 430,000 shares of Series B Convertible Preferred Stock directly, convertible into 43,000,000 shares of common stock. Mr. Rubakh also owns all of the outstanding 500,000 shares of the super-voting Series A Preferred stock that has the voting power of 500,000,000 shares of common stock.

(4)	The Series A preferred stock is not convertible into common stock, but is representative of 500,000,000 shares of common stock solely for voting purposes.

38

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have one executive officer, Steve Rubakh, who is currently our only full-time employee and sole member of our Board of Directors. Mr. Rubakh is paid an annual salary established by the Board of Directors and is issued shares of Series B preferred stock for additional compensation. The number of shares issued, generally on a quarterly basis, is at the discretion of the Board of Directors.

During the year ended June 30, 2020 and 2019, the Board of Directors authorized the issuance to Mr. Rubakh of 100,000 and 70,000 total shares of Series B convertible preferred stock. Stock-based compensation of $120,000 and $1,312,000 was recorded for the years ended June 30, 2020 and 2019, respectively, based on the market price of the Company’s common stock on an “as converted” basis. The stock-based compensation – related party is included in general and administrative expenses in the accompanying statements of operations.

The Board of Directors of the Company has set the current annual compensation for Steve Rubakh to include annual salary of $150,000 per year in addition to shares of Series B preferred stock. The Company recorded salary expense to Mr. Rubakh of $150,000 for the years ended June 30, 2020 and 2019.

In April 2019, Mr. Rubakh converted 30,000 shares of Series B preferred stock into 3,000,000 shares of common stock of the Company, recorded at the par value of the common stock issued. On February 27, 2020, Mr. Rubakh returned 3,000,000 shares of the Company’s common stock and was issued 30,000 shares of the Company’s Series B preferred stock which were previously surrendered in the April 2019 conversion. The common shares were canceled, and the transaction was recorded at the par value of the common and Series B preferred stock.

Amounts due to related party, consisting of accrued salary to Mr. Rubakh, totaled $122,907 and $69,854 as of June 30, 2020 and 2019, respectively.

Director Independence

We currently have no independent directors as that term is defined in Rule 4200 of Nasdaq’s listing standards.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 20,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares of Series A preferred stock are authorized, and 500,000 shares are issued and outstanding, and of which 1,000,000 shares of Series B Convertible Preferred Stock are authorized, and 430,000 shares issued and outstanding; and 750,000,000 shares of common stock, par value $0.001 per share, of which 121,898,621 shares are issued and outstanding. The Company amended its Articles of Incorporation to increase its authorized common shares from 250,000,000 to 750,000,000 shares on October 19, 2020. Holders of our common stock are entitled to equal voting rights, consisting of one vote per share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock can elect all of our directors. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. In the event of liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, each outstanding share of the common stock is entitled to share equally in our assets.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. They are entitled to receive dividends when and as declared by our board of directors, out of funds legally available therefore. We have not paid cash dividends in the past and do not expect to pay any within the foreseeable future.

The board of directors has broad powers to create one or more series of preferred stock and to designate the voting powers, designations, preferences, limitations, restrictions and relative right of each series.

39

Nevada Law Provisions Relating to Certain Transactions

Sections 78.378 through 78.3793 of the Nevada Revised Statutes contains voting limitations on certain acquisitions of control shares. Sections 78.411 through 78.444 contain restrictions of combinations with interested stockholders. The Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. In addition, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements.

Limitation on liability of officers and directors

Nevada law provides that subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by NRS Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Indemnification

Indemnification of Directors and Officers

In general Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

40

Articles of Incorporation

Section 5 of our Articles of Incorporation provides that the Company will indemnify to the fullest extent permitted by law any person (a “covered person”) made or threatened to be made a party to any threatened, pending or completed by action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements) that he or she incurs in connection with such action or proceeding. The rights to indemnification and to the advancement of expenses are not exclusive of any other rights that an Indemenitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation or otherwise and apply where the Indemnitee is serving at the request as a director, officer employee or agent of another corporation The Company is to, from time to time and in advance of the resolution of the proceeding, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Company with receipt of an undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Bylaws

Our Bylaws provide that each director, officer, employee or agent of the Company or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan, who constitute covered persons, who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

No indemnification is to be provided to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall the Company indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by the Board of Directors of the Company, nor shall the Company indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

The right to indemnification under our Bylaws includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except where the Board of Directors shall have adopted a resolution expressly disapproving such advancement of expenses. In any suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant is presumed to be entitled to indemnification upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Company), it being a defense to any such action that the claimant has not met the standards of conduct which make it permissible hereunder or under Nevada state law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company.

The Company may, by action of our Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents of the Company on the same terms and with the same scope and effect as rights granted pursuant to, or provided by, our Bylaws or Nevada state law or on such other terms as the Board may deem proper.

The Company may enter into contracts with any director or officer governing indemnification rights, which may be altered or amended at any time as provided in the Bylaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

41

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

SEC Policy on Indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Sale of Restricted Securities

Upon consummation of this offering, we will have 158,318,621 shares of common stock outstanding, assuming that all shares are sold. Of these shares, all shares sold in this offering will be freely tradable without further restriction or registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below. Of the remaining outstanding shares, the shares beneficially owned by our officers and directors, will be deemed “restricted securities” under the Securities Act.

Rule 144

The shares of our common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act. Any shares of our common stock held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the three months of the date of sale, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

●	1% of the total number of shares of our common stock outstanding; or

●	the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Approximately 118,402,513 shares of our common stock are eligible for sale under Rule 144.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Michael Paige Law PLLC, Washington, D.C.

EXPERTS

Our financial statements included in this prospectus as of June 30, 2020 and 2019 have been included in reliance on the reports of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Securities and Exchange Commission maintains an Internet site which contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission at the address: www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

INTEGRATED VENTURES, INC.

June 30, 2020

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Integrated Ventures, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Integrated Ventures, Inc. (the Company) as of June 30, 2020 and 2019, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two year period ended June 30, 2020 and 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two year period ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, since inception, the Company has suffered net losses that have resulted in an accumulated deficit and stockholders’ deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.
Houston, Texas
September 23, 2020

F-2

Integrated Ventures, Inc.
Balance Sheets

	June 30, 2020	June 30, 2019
ASSETS
Current assets:
Cash	$6,675	$48,310
Prepaid expenses and other current assets	3,250	3,250
Equipment deposits	-	27,971
Total current assets	9,925	79,531

Non-current assets:
Property and equipment, net	453,342	1,039,683
Digital currencies	82,855	2
Deposits	700	700
Total assets	$546,822	$1,119,916

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$84,443	$39,028
Accrued expenses	25,274	24,456
Due to related party	122,907	69,854
Derivative liabilities	164,834	1,617,774
Convertible notes payable, net of discounts	251,384	457,147
PPP loan payable	7,583	-
Total current liabilities	656,425	2,208,259

Total liabilities	656,425	2,208,259

Commitments and contingencies

Stockholders’ deficit:
Series A preferred stock, $0.001 par value, (1,000,000 shares authorized, 500,000 shares issued and outstanding as of June 30, 2020 and 2019)	500	500
Series B preferred stock, $0.001 par value, (500,000 shares authorized, 430,000 and 300,000 shares issued and outstanding as of June 30, 2020 and 2019, respectively)	430	300
Common stock, $0.001 par value, (250,000,000 shares authorized, 103,164,460 and 29,824,187 shares issued and outstanding as of June 30, 2020 and 2019, respectively)	103,165	29,825
Additional paid-in capital	21,851,284	19,864,239
Accumulated deficit	(22,064,982)	(20,983,207)
Total stockholders’ deficit	(109,603)	(1,088,343)
Total liabilities and stockholders’ deficit	$546,822	$1,119,916

See Notes to Financial Statements

F-3

Integrated Ventures, Inc.
Statements of Operations

	Years Ended June 30,
	2020	2019

Revenues:
Cryptocurrency mining	$435,740	$249,819
Sales of cryptocurrency mining equipment	18,430	29,324
Total revenues	454,170	279,143

Cost of revenues	996,409	1,005,479

Gross loss	(542,239)	(726,336)

Operating expenses:
General and administrative	472,399	1,823,523
Impairment of assets	-	2,097,930

Total operating expenses	472,399	3,921,453

Loss from operations	(1,014,638)	(4,647,789)

Other income (expense):
Interest expense	(655,199)	(214,373)
Realized loss on sale of investments	(733)	(32,770)
Unrealized gain on investments	6,617	-
Change in fair value of derivative liabilities	782,258	(2,468,339)
Loss on disposition of property and equipment	(162,451)	-
Loss on conversion of debt	(4,592)	-
Digital currency theft loss	(33,037)	-
Loss on settlement of warrants	-	(500,000)
Loss on exchange of Series B preferred stock	-	(1,650,000)

Total other income (expense)	(67,137)	(4,865,482)

Loss before income taxes	(1,081,775)	(9,513,271)

Provision for income taxes	-	-

Net loss	$(1,081,775)	$(9,513,271)

Net loss per common share, basic and diluted	$(0.02)	$(0.70)

Weighted average number of common shares outstanding, basic and diluted	65,389,138	13,665,421

See Notes to Financial Statements

F-4

Integrated Ventures, Inc.
Statements of Stockholders’ Deficit
For the Years Ended June 30, 2020 and 2019

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Stock Subscriptions	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Total

Balance, June 30, 2018	500,000	$500	309,166	$309	8,964,103	$8,965	$9,290,344	$35,000	$(11,469,936)	$(2,134,818)
Issuance of Series B preferred stock to officer for compensation	-	-	70,000	70	-	-	1,311,930	-	-	1,312,000
Issuance of Series B preferred stock for property and equipment	-	-	38,018	38	-	-	3,003,384	-	-	3,003,422
Issuance of Series B preferred stock for stock subscriptions payable	-	-	3,500	4	-	-	34,996	(35,000)	-	-
Return and cancellation of Series B preferred stock	-	-	(3,000)	(3)	-	-	3	-	-	-
Conversion of Series B preferred stock to common stock	-	-	(97,684)	(98)	9,768,400	9,768	(9,670)	-	-	-
Common shares issued in Series B preferred stock Exchange Agreement	-	-	(20,000)	(20)	2,000,000	2,000	283,020	-	-	285,000
Common shares issued for consulting fees	-	-	-	-	220,000	220	81,837	-	-	82,057
Common shares issued for cashless exercise of warrants	-	-	-	-	4,950,000	4,950	(3,059)	-	-	1,891
Common shares issued for debt discount	-	-	-	-	150,000	150	53,100	-	-	53,250
Common shares issued in conversion of debt	-	-	-	-	3,771,684	3,772	253,995	-	-	257,767
Settlement of derivative liabilities	-	-	-	-	-	-	5,564,359	-	-	5,564,359
Net loss	-	-	-	-	-	-	-	-	(9,513,271)	(9,513,271)
Balance, June 30, 2019	500,000	$500	300,000	$300	29,824,187	$29,825	$19,864,239	$-	$(20,983,207)	$(1,088,343)
Issuance of Series B preferred stock to officer for compensation	-	-	100,000	100	-	-	119,900	-	-	120,000
Return and cancellation of common shares and reissuance of Series B preferred stock	-	-	30,000	30	(3,000,000)	(3,000)	2,970	-	-	-
Issuance of common shares in Series B preferred stock Exchange Agreement	-	-	-	-	8,000,000	8,000	471,800	-	-	479,800
Common shares issued in conversion of debt	-	-	-	-	68,340,273	68,340	931,139	-	-	999,479
Settlement of derivative liabilities	-	-	-	-	-	-	461,236	-	-	461,236
Net loss	-	-	-	-	-	-	-	-	(1,081,775)	(1,081,775)
Balance, June 30, 2020	500,000	$500	430,000	$430	103,164,460	$103,165	$21,851,284	$-	$(22,064,982)	$(109,603)

See Notes to Financial Statements

F-5

Integrated Ventures, Inc.
Statements of Cash Flows
	Years Ended June 30,
	2020	2019

Cash flows from operating activities:
Net loss	$(1,081,775)	$(9,513,271)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	575,210	552,958
Stock-based compensation – related party	120,000	1,312,000
Loss on disposition of property and equipment	162,451	-
Amortization of debt discount	585,091	180,172
Financing fees related to notes payable	20,000	10,400
Realized loss on sale of investments	733	32,770
Unrealized gain on investments	(6,617)	-
Change in fair value of derivative liabilities	(782,258)	2,468,339
Digital currency theft loss	33,037	-
Loss on conversion of debt	4,592	-
Stock-based compensation	-	82,057
Impairment of assets	-	2,097,930
Abandonment of leasehold improvements	-	107,150
Loss on exchange of Series B preferred stock	-	1,650,000
Loss on settlement of warrants	-	500,000
Changes in assets and liabilities:
Digital currencies	(451,546)	(251,627)
Prepaid expenses and other current assets	-	5,750
Equipment deposits	-	(27,971)
Deposits	-	13,973
Accounts payable	45,415	12,055
Accrued expenses	51,513	10,395
Due to related party	53,053	48,880
Net cash used in operating activities	(671,101)	(708,040)

Cash flows from investing activities:
Net proceeds from the sale of investments	714,126	231,782
Purchase of property and equipment	(123,349)	(42,447)
Purchase of investments	(372,586)	-
Net cash provided by investing activities	218,191	189,335

Cash flows from financing activities:
Proceeds from convertible notes payable	534,000	500,945
Proceeds from PPP loan payable	7,583	-
Repayment of convertible notes payable	(130,308)	-
Proceeds from stock subscriptions	-	25,000
Net cash provided by financing activities	411,275	525,945
Net increase (decrease) in cash	(41,635)	7,240

Cash, beginning of year	48,310	41,070
Cash, end of year	$6,675	$48,310

See Notes to Financial Statements.

F-6

Integrated Ventures, Inc.
Statements of Cash Flows (continued)

	Years Ended June 30,
	2020	2019

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,160	$29,257
Cash paid for income taxes	-	-
Non-cash investing and financing activities:
Equipment deposits for property and equipment	$27,971	$3,896
Debt discount for derivative liabilities	270,354	438,720
Common shares issued in conversion of debt	994,887	257,767
Common shares issued in Series B preferred share stock Exchange Agreement	479,800	120,000
Settlement of derivative liabilities	461,236	5,564,359
Return common shares for Series B preferred shares	3,000	-
Inventories for property and equipment	-	114,851
Series B preferred shares for property and equipment	-	3,003,422
Series B preferred shares returned and cancelled	-	3
Common shares issued in conversion of Series B preferred stock	-	98
Common shares issued for debt discount	-	53,250
Common shares issued in cashless exercise of warrants	-	1,891
Series B preferred shares issued for stock subscription payable	-	35,000

See Notes to Financial Statements.

F-7

Integrated Ventures, Inc.

Notes to Financial Statements

Years Ended June 30, 2020 and 2019

1. ORGANIZATION

Organization

Integrated Ventures, Inc. (the “Company,” “we,” “our,” or “EMS Find”) was incorporated in the State of Nevada on March 22, 2011, under the name of Lightcollar, Inc.On March 20, 2015, the Company amended its articles of incorporation and changed its name from Lightcollar, Inc. to EMS Find, Inc.On May 30, 2017, Integrated Ventures, Inc. (“Integrated Ventures”), a Nevada corporation, was formed as a wholly owned subsidiary of the Company.Pursuant to an Agreement and Plan of Merger dated May 30, 2017, Integrated Ventures was merged into the Company, with the Company being the surviving corporation and changing its name to Integrated Ventures, Inc.

The Company has discontinued its prior operations and changed its business focus from its prior technologies relating to the EMS Find platform to acquiring, launching and operating companies in the cryptocurrency sector, mainly in digital currency mining, equipment manufacturing, and sales of branded mining rigs, as well as blockchain software development.

The Company is developing and acquiring a diverse portfolio of digital currency assets and block chain technologies and mining revenues commenced in November 2017. Cryptocurrencies are a medium of exchange that uses decentralized control (a block chain) as opposed to a central bank to track and validate transactions. The Company, through its wholly owned subsidiary, BitcoLab, Inc., is currently mining Bitcoin, Litecoin and Ethereum, whereby the Company earns revenue by solving “blocks” to be added to the block chain.As funds are available, the Company also purchases certain digital currencies for short-term investment purposes.

In May 2019, the Company consolidated all of its mining operations and signed a power supply and purchase agreement with PetaWatt Properties, LLC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in non-interest-bearing accounts that currently do not exceed federally insured limits.For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The Company had no cash equivalents at June 30, 2020 and 2019.

F-8

Digital Currencies

Digital currencies consist of Bitcoin, Litecoin and Ethereum, generally received for the Company’s own account as compensation for cryptocurrency mining services.Given that there is limited precedent regarding the classification and measurement of cryptocurrencies under current Generally Accepted Accounting Principles (“GAAP”), the Company has determined to account for these digital currencies as indefinite-lived intangible assets in accordance with Accounting Standards Update (“ASU”) No. 350, Intangibles – Goodwill and Other, for the period covered by this report and in future reports unless and until further guidance is issued by the Financial Accounting Standards Board (“FASB”).An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired.Impairment exists when the carrying amount exceeds its fair value.In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not than an impairment exists.If it is determined that it is more likely than not that an impairment exists, a quantitative impairment test is not necessary.If the Company concludes otherwise, it is required to perform a quantitative impairment test.To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset.Subsequent reversal of impairment losses is not permitted.Realized gains or losses on the sale of digital currencies are included in other income (expense) in the statements of operations.Changes in the fair value of digital currencies purchased for investment purposes during the period are recorded as unrealized gains or losses in other income (expense) in the statements of operations.As of June 30, 2020, the market value of digital securities exceeded the Company’s cost basis by $6,617, which amount is recorded as unrealized gain on investments.

Property and Equipment

Property and equipment, consisting primarily of computer and other cryptocurrency mining equipment (transaction verification servers) and leasehold improvements, is stated at the lower of cost or estimated realizable value and is depreciated when placed into service using the straight-line method over estimated useful lives. The Company operates in an emerging industry for which limited data is available to make estimates of the useful economic lives of specialized equipment. Management has assessed the basis of depreciation of these assets and believes they should be depreciated over a three-year period due to technological obsolescence reflecting rapid development of hardware that has faster processing capacity and other factors. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property and equipment are recorded upon disposal.

During the year ended June 30, 2020, the Company discontinued the use of damaged or non-serviceable mining equipment and wrote off its net book value of $162,451 to loss on disposition of property and equipment.

During the year ended June 30, 2019, the Company wrote down cryptocurrency mining equipment by $2,097,930 to estimated net realizable value.The Company also wrote off abandoned leasehold improvements with a net book value of $107,150 to cost of goods sold during the year ended June 30, 2019.

Management has determined that the three-year diminishing value best reflects the current expected useful life of transaction verification servers. This assessment takes into consideration the availability of historical data and management’s expectations regarding the direction of the industry including potential changes in technology. Management will review this estimate annually and will revise such estimates as and when data becomes available.

To the extent that any of the assumptions underlying management’s estimate of useful life of its transaction verification servers are subject to revision in a future reporting period, either as a result of changes in circumstances or through the availability of greater quantities of data, then the estimated useful life could change and have a prospective impact on depreciation expense and the carrying amounts of these assets.

Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

F-9

Where the number of warrants or common shares to be issued under these agreements is indeterminate, the Company has concluded that the equity environment is tainted, and all additional warrants and convertible debt are included in the value of the derivatives.

We estimate the fair value of the derivatives associated with our convertible notes payable, warrants, put-back rights associated with two asset purchase agreements, common stock issuable pursuant to a Series B preferred stock Exchange Agreement and a stock subscription payable using, as applicable, either the Black-Scholes pricing model or multinomial lattice models that value the derivative liability based on a probability weighted discounted cash flow model using future projections of the various potential outcomes.We estimate the fair value of the derivative liabilities at the inception of the financial instruments, and, in the case of our convertible notes payable, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, additional paid-in capital and a gain or loss on change in derivative liabilities as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Impairment of Long-Lived Assets

All assets, including intangible assets subject to amortization, are reviewed for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable in accordance with ASC 350 and ASC 360. If the carrying amount of the asset exceeds the expected undiscounted cash flows of the asset, an impairment charge is recognized equal to the amount by which the carrying amount exceeds fair value or net realizable value. The testing of these intangibles under established guidelines for impairment requires significant use of judgment and assumptions. Changes in forecasted operations and other assumptions could materially affect the estimated fair values. Changes in business conditions could potentially require adjustments to these asset valuations. Total impairment expense, consisting of write downs for cryptocurrency mining equipment totaled $0 and $2,097,930 for the years ended June 30, 2020 and 2019, respectively.

Fair Value of Financial Instruments

Disclosures about fair value of financial instruments require disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value.As of June 30, 2020 and 2019, the amounts reported for cash, prepaid expenses and other current assets, equipment deposits, accounts payable, accrued expenses and due to related party approximate fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.ASC Topic 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements).These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-10

Our derivative liabilities are measured at fair value on a recurring basis and estimated as follows:

	Total	Level 1	Level 2	Level 3
June 30, 2020:
Derivative liabilities	$164,834	$-	$-	$164,834

Total liabilities measured at fair value	$164,834	$-	$-	$164,834

June 30, 2019:
Derivative liabilities	$1,617,774	$-	$-	$1,617,774

Total liabilities measured at fair value	$1,617,774	$-	$-	$1,617,774

Stock-Based Compensation

The Company accounts for all equity-based payments in accordance with ASC Topic 718, Compensation – Stock Compensation. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock awards, stock options, warrants and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The fair value of a stock award is recorded at the fair market value of a share of the Company’s stock on the grant date. The Company estimates the fair value of stock options and warrants at the grant date by using an appropriate fair value model such as the Black-Scholes option pricing model or multinomial lattice models.

Revenue Recognition

Effective July 1, 2018, we adopted ASC 606, Revenue from Contracts with Customers, as amended, using the modified retrospective method, which requires the cumulative effect of adoption to be recognized as an adjustment to opening retained earnings in the period of adoption. There was no cumulative effect of adopting the new standard and no impact on our financial statements. The new standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Our revenues currently consist of cryptocurrency mining revenues and revenues from the sale of cryptocurrency mining equipment recognized in accordance with ASC 606 as discussed above. Amounts collected from customers prior to shipment of products are recorded as deferred revenue.

F-11

The Company earns its cryptocurrency mining revenues by providing transaction verification services within the digital currency networks of cryptocurrencies, such as Bitcoin, Litecoin and Ethereum. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of digital currency through its participation in the applicable network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives digital currencies, which are recorded as revenue using the closing U.S. dollar price of the related cryptocurrency on the date of receipt. Expenses associated with running the cryptocurrency mining operations, such as equipment depreciation, rent, operating supplies, rent, utilities and monitoring services are recorded as cost of revenues.

There is currently no specific definitive guidance in GAAP or alternative accounting frameworks for the accounting for the production and mining of digital currencies and management has exercised significant judgment in determining appropriate accounting treatment for the recognition of revenue for mining of digital currencies. Management has examined various factors surrounding the substance of the Company’s operations and the guidance in ASC 606, including identifying the transaction price, when performance obligations are satisfied, and collectability is reasonably assured being the completion and addition of a block to a blockchain and the award of a unit of digital currency to the Company. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies which could result in a change in the Company’s financial statements.

Income Taxes

The Company adopted the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of June 30, 2020, tax years 2015 through 2019 remain open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax years.

The Company adopted ASC 740-10, Definition of Settlement in FASB Interpretation No. 48, (“ASC 740-10”), which was issued on May 2, 2007. ASC 740-10 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under ASC 740-10. ASC 740-10 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The adoption of ASC 740-10 did not have an impact on the accompanying financial statements.

Income (Loss) Per Share

Basic net income or loss per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding for the period.Diluted income or loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as “in-the-money” stock options and warrants, convertible debt and convertible preferred stock, were exercised or converted into common stock.Equivalent shares are not utilized when the effect is anti-dilutive.

F-12

For the years ended June 30, 2020 and 2019, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share; therefore, basic net loss per share is the same as diluted net loss per share.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” (Income Taxes Topic 740). The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general provision of Topic 740. The amendments also improve consistent application of and simplify General Accepted Accounting Principles for other areas of Topic 740 by clarifying and amending existing practice. For public entities, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption of the amendments is permitted. The Company is currently unable to determine the impact on its consolidated financial statements of the implementation of this ASU.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. This new pronouncement, as amended, was effective January 1, 2019 for calendar-year-end public companies and was adopted by the Company on July 1, 2019.Adoption of the new lease pronouncement did not have a material impact on the Company’s financial statements.The Company concluded that the new lease pronouncement is not applicable to its New York power supply and purchase agreement, for which the Company’s sole obligation is to pay the lessor a contractual dollar amount per kilowatt hour of electricity consumed in the Company’s cryptocurrency mining operations.

Although there are other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

Reclassifications

Certain amounts in the financial statements for the year ended June 30, 2019 have been reclassified to conform to the presentation for the year ended June 30, 2020.

3. GOING CONCERN

The Company has reported recurring net losses since its inception and used net cash in operating activities of $671,101 in the year ended June 30, 2020. As of June 30, 2020, the Company had an accumulated deficit of $22,064,982 and a total stockholders’ deficit of $109,603. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to reach a successful level of operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.

There can be no assurances that the Company will be successful in attaining a profitable level of operations or in generating additional cash from the equity/debt markets or other sources fund its operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Should the Company not be successful in its business plan or in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

F-13

4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30:

	2020	2019

Cryptocurrency mining equipment	$1,242,397	$1,579,580
Furniture and equipment	16,366	16,366

Total	1,258,763	1,595,946
Less accumulated depreciation and amortization	(805,421)	(556,263)

Net	$453,342	$1,039,683

Depreciation and amortization expense, included in cost of revenues, for the years ended June 30, 2020 and 2019 was $575,210 and $552,958, respectively.

During the year ended June 30, 2020, we disposed of and wrote off non-serviceable, defective mining equipment with a net book value of $162,451. We did not report any loss on disposition of property and equipment during the year ended June 30, 2019.

5. ASSET PURCHASE AGREEMENT

On August 2, 2018, the Company entered into an Asset Purchase Agreement with Secure Hosting LLC, a Florida limited liability, for the purchase of 182 Ethereum mining machines.

As consideration for the purchase of the machines, the Company issued 38,018 restricted shares of its Series B convertible preferred stock, valued on an “as converted to common” basis at an aggregate of $3,003,422, based on the market value of the Company’s common stock on the date of the transaction.

Of the 182 machines purchased, 152 were placed into operations, and 30 units deemed to be under-performing will be utilized by the Company as repair parts or sold as repair parts. The Company performed a lower of cost or market impairment analysis on the machines purchased, including writing off the purchase price allocated to the defective machines, and recorded an impairment expense of $2,097,930, which amount is included in operating expenses for the year ended June 30, 2019.

The Agreement contains customary representations and warranties and covenants as of the Closing Date, including, without limitation, that the Equipment is (i) in good condition, (ii) free of all liens, (iii) not subject to any intellectual property rights other than software used in the Equipment and (iv) covered by certain manufacturer warranties. Because a portion of the machines were defective, certain shares of the Series B preferred stock issued in the transaction were subsequently returned to the Company and cancelled.

6. DIGIMINE PREFERRED STOCK EXCHANGE AGREEMENT

In April 2018, the Company acquired the digital currency mining operations of digiMine LLC (“digiMine”) through two Asset Purchase Agreements (the “digiMine Acquisition”) in a transaction recorded as a business combination. A total of 36,667 Series B preferred shares were issued to digiMine. The Company also entered into separate Security and Pledge Agreements, securing its obligations to digiMine under the Asset Purchase Agreements. Pursuant to the digiMine Acquisition, digiMine had the right (the “Put-Back Right”) to require that the Company redeem for cash any of Seller’s then-outstanding Shares at a defined redemption

F-14

On May 21, 2019, the Company and digiMine entered into an Exchange Agreement (the “Preferred Stock Exchange Agreement”) pursuant to which digiMine agreed to surrender the remaining 20,000 shares of the Company’s Series B preferred stock held by it and terminate its rights under the Security and Pledge Agreements in exchange for 10,000,000 shares (“Exchange Shares”) of the Company’s common stock, which were to be issued in ten tranches of 1,000,000 shares each beginning ten trading days after the date of the Exchange Agreement and each ten trading days thereafter. The Company identified a derivative liability associated with the obligation to issue the common shares recorded initially at $1,650,000 and recorded a loss on the Series B preferred stock exchange of $1,650,000 in the year ended June 30, 2019.

With the sale of the 16,666 shares of Series B preferred stock by digiMine in April and May of 2019 and with the completion of the Exchange Agreement, the Put-Back Rights in connection with the Asset Purchase Agreements have been eliminated and the associated derivative liability settled. During the year ended June 30, 2020, a total of 8,000,000 shares of the Company’s common stock valued at $479,800 were issued and during the year ended June 30, 2019, a total of 2,000,000 shares of the Company’s common stock valued at $285,000 were issued. As a result, the Preferred Stock Exchange Agreement was extinguished, and the associated derivative liability settled.

7. RELATED PARTY TRANSACTIONS

We have one executive officer, Steve Rubakh, who is currently our only full-time employee and sole member of our Board of Directors. Mr. Rubakh is paid an annual salary established by the Board of Directors and is issued shares of Series B preferred stock for additional compensation. The number of shares issued, generally on a quarterly basis, is at the discretion of the Board of Directors.

During the year ended June 30, 2020 and 2019, the Board of Directors authorized the issuance to Mr. Rubakh of 100,000 and 70,000 total shares of Series B convertible preferred stock, respectively. Stock-based compensation of $120,000 and $1,312,000 was recorded for the years ended June 30, 2020 and 2019, respectively, based on the market price of the Company’s common stock on an “as converted” basis. The stock-based compensation – related party is included in general and administrative expenses in the accompanying statements of operations.

The Board of Directors of the Company has set the current annual compensation for Steve Rubakh to include annual salary of $150,000 per year in addition to shares of Series B preferred stock. The Company recorded salary expense to Mr. Rubakh of $150,000 for the years ended June 30, 2020 and 2019.

In April 2019, Mr. Rubakh converted 30,000 shares of Series B preferred stock into 3,000,000 shares of common stock of the Company, recorded at the par value of the common stock issued. On February 27, 2020, Mr. Rubakh returned 3,000,000 shares of the Company’s common stock and was issued 30,000 shares of the Company’s Series B preferred stock which were previously surrendered in the April 2019 conversion. The common shares were canceled, and the transaction was recorded at the par value of the common and Series B preferred stock.

Amounts due to related party, consisting of accrued salary to Mr. Rubakh, totaled $122,907 and $69,854 as of June 30, 2020 and 2019, respectively.

F-15

8. CONVERTIBLE NOTES PAYABLE

Convertible notes payable, all classified as current, consist of the following:

	June 30, 2020			June 30, 2019
		Debt			Debt
	Principal	Discount	Net	Principal	Discount	Net

Geneva Roth Remark Holdings, Inc. #2	$-	$-	$-	$43,000	$11,582	$31,418

Geneva Roth Remark Holdings, Inc. #3	-	-	-	78,000	24,253	53,747

Geneva Roth Remark Holdings, Inc. #4	-	-	-	63,000	21,605	41,395

BHP Capital NY, Inc. #2	-	-	-	38,500	16,748	21,752

Armada Investment Fund, LLC #2	-	-	-	38,500	16,747	21,753

Jefferson Street Capital LLC	-	-	-	38,500	16,747	21,753

St. George Investments LLC	-	-	-	500,000	234,671	265,329

BHP Capital NY, Inc. #4	66,000	13,193	52,807	-	-	-

Armada Investment Fund, LLC #5	20,000	2,739	17,261	-	-	-

Armada Investment Fund, LLC #6	22,000	4,167	17,833	-	-	-

BHP Capital NY, Inc. #5	83,333	21,141	62,192	-	-	-

BHP Capital NY, Inc. #6	60,500	19,188	41,312	-	-	-

Armada Investment Fund, LLC #7	88,000	28,021	59,979	-	-	-

Total	$339,833	$88,449	$251,384	$799,500	$342,353	$457,147

On February 6, 2019, the Company entered into a second convertible promissory note with Geneva Roth Remark Holdings, Inc. (“Geneva” in the principal amount of $43,000. The note matures on February 6, 2020 and bears interest at 10%. A debt discount of $19,128 was recorded, including a derivative liability of $16,128. Geneva has the right beginning on the date that is 170 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the three lowest trading prices (closing bid prices) of the Company’s common stock during the ten trading days ending on the latest complete trading day prior to the date of conversion. In August 2019, Geneva converted the entire principal of $43,000 and accrued interest payable of $2,150 into common shares of the Company, extinguishing the debt in full. As of June 30, 2020, the debt discount had been amortized in full to interest expense.

On March 21, 2019, the Company entered into a third convertible promissory note with Geneva in the principal amount of $78,000. The note matures on March 21, 2020 and bears interest at 10%. A debt discount of $33,496 was recorded, including a derivative liability of $30,496. Geneva has the right beginning on the date that is 170 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the three lowest trading prices (closing bid prices) of the Company’s common stock during the ten trading days ending on the latest complete trading day prior to the date of conversion. In September and October 2019, Geneva converted principal of $78,000 and accrued interest of $3,900 into common shares of the Company, extinguishing the debt in full. As of June 30, 2020, the debt discount had been amortized in full to interest expense.

On April 18, 2019, the Company entered into a fourth convertible promissory note with Geneva in the principal amount of $63,000. The note matures on April 18, 2020 and bears interest at 10%. A debt discount of $26,988 was recorded, including a derivative liability of $23,988. Geneva has the right beginning on the date that is 170 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the three lowest trading prices (closing bid prices) of the Company’s common stock during the ten trading days ending on the latest complete trading day prior to the date of conversion. Pursuant to an Assignment Agreement dated October 11, 2019, Geneva assigned $63,000 principal and $3,003 accrued interest to Armada Investment Fund, LLC (“Armada”). During November 2019 through January 2020, Armada converted principal of $63,000 and accrued interest of $4,030 into common shares of the Company, extinguishing the debt in full. As of June 30, 2020, the debt discount had been amortized in full to interest expense.

F-16

On May 15, 2019, the Company entered into a second convertible promissory note with Armada in the principal amount of $38,500, with an original issue discount of $2,500. The note bears interest at 8%. The maturity date of the note was extended to August 15, 2020. A debt discount of $20,098 was recorded, including a derivative liability of $15,598. Armada had the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the three lowest trading prices (lowest bid prices) of the Company’s common stock during the ten trading days ending on the latest complete trading day prior to the date of conversion. In June 2020, Armada converted principal of $38,500, accrued interest of $3,460 and conversion fees of $500 into common shares of the Company, extinguishing the debt in full. As of June 30, 2020, the debt discount had been amortized in full to interest expense.

On May 15, 2019, the Company entered into a second convertible promissory note with BHP Capital NY, Inc. (“BHP”) in the principal amount of $38,500, with an original issue discount of $2,500. The note matured on February 15, 2020 and bears interest at 8%. A debt discount of $20,097 was recorded, including a derivative liability of $15,597. BHP has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the three lowest trading prices (lowest bid prices) of the Company’s common stock during the ten trading days ending on the latest complete trading day prior to the date of conversion. In November and December 2019 and January 2020, BHP converted the principal of $38,500, accrued interest of $1,933 and conversion fees of $1,000 into common shares of the Company, extinguishing the debt in full. As of June 30, 2020, the debt discount had been amortized in full to interest expense.

On May 15, 2019, the Company entered into a convertible promissory note with Jefferson Street Capital LLC (“Jefferson”) in the principal amount of $38,500, with an original issue discount of $2,500. The note matures on February 15, 2020 and bears interest at 8%. A debt discount of $20,097 was recorded, including a derivative liability of $15,597. Jefferson has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the three lowest trading prices (lowest bid prices) of the Company’s common stock during the ten trading days ending on the latest complete trading day prior to the date of conversion. In November and December 2019 and January 2020, Jefferson converted the principal of $38,500, accrued interest of $1,540 and conversion fees of $2,000 into common shares of the Company, extinguishing the debt in full. As of June 30, 2020, the debt discount had been amortized in full to interest expense.

On June 26, 2019, the Company entered into an Exchange Agreement with St. George Investments LLC (“St. George”) pursuant to which a convertible promissory note payable to St. George in the principal amount of $500,000 was issued in consideration for the surrender by St. George of all outstanding warrants, which amount was recorded as a loss on settlement of warrants. The warrants were issued by the Company on January 19, 2018. The maturity date of the note was extended to June 26, 2020. The note bears interest at 5%. A debt discount and derivative liability of $239,773 was recorded at the inception of the note. St. George has the right beginning on the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 80% of the average of the three lowest closing prices of the Company’s common stock during the twenty trading days preceding the date of conversion. During the year ended June 30, 2020, St. George converted principal of $369,692 and accrued interest of $7,838 into common shares of the Company and repaid $130,308 principal and $1,160 accrued interest payable, extinguishing the debt in full.As of June 30, 2020, the debt discount had been amortized in full to interest expense.

On July 3, 2019, the Company entered into a third convertible promissory note with Armada in the principal amount of $137,500, with an original issue discount of $12,500. The note matures on July 3, 2020 and bears interest at 8%. A debt discount of $73,573 was recorded, including a derivative liability of $59,573. Armada has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion. During the February through June 2020, Armada converted principal of $137,500, accrued interest of $9,271 and fees of $2,000 into common shares of the Company, extinguishing the debt in full. As of June 30, 2020, the debt discount had been amortized in full to interest expense.

F-17

On July 3, 2019, the Company entered into a third convertible promissory note with BHP in the principal amount of $137,500, with an original issue discount of $12,500. The note matures on July 3, 2020 and bears interest at 8%. A debt discount of $73,584 was recorded, including a derivative liability of $59,584. BHP has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion. During February through June 2020, BHP converted principal of $137,500, accrued interest of $9,572 and conversion fees of $1,500 into common shares of the Company, extinguishing the debt in full. As of June 30, 2020, the debt discount had been amortized in full to interest expense.

On October 11, 2019, Geneva assigned a convertible promissory note with a principal balance of $63,000 and accrued interest payable of $3,003 to Armada. Armada assumed the right beginning on the date that is 170 days following April 18, 2019, the date of the original note, to convert principal and accrued interest into shares of the Company’s common stock. The conversion price of the fourth Armada convertible note is 70% of the average of the three lowest trading prices (lowest bid prices) of the Company’s common stock during the ten trading days ending on the latest complete trading day prior to the date of conversion. The Company and Armada also entered into an agreement on November 1, 2019 whereby Armada agreed to limit its conversions of this note to no more than $20,000 note principal every thirty days. During November 2019 through January 2020, Armada converted the entire principal of $63,000 and accrued interest of $4,031 into common shares of the Company, extinguishing the debt in full. As of June 30, 2020, the debt discount had been amortized in full to interest expense.

In consideration for the November 1, 2019 agreement to limit conversions of the fourth Armada note, the Company issued to Armada a fifth convertible promissory note in the principal amount of $20,000. The note matures on November 1, 2020 and bears interest at 8%. A debt discount of $8,082 was recorded, consisting of a derivative liability. Armada has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion. As of June 30, 2020, $5,343 of the debt discount had been amortized to interest expense and there was accrued interest payable of $1,061. The Company recorded a derivative liability of $10,855 as of June 30, 2020.

On November 21, 2019, the Company entered into a sixth convertible promissory note with Armada in the principal amount of $22,000, with an original issue discount of $2,000. The note matures on November 21, 2020 and bears interest at 8%. A debt discount of $10,590 was recorded, including a derivative liability of $8,090. Armada has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion. As of June 30, 2020, $6,423 of the debt discount had been amortized to interest expense and there was accrued interest payable of $1,070. The Company recorded a derivative liability of $10,774 as of June 30, 2020.

On December 2, 2019, the Company entered into a fourth convertible promissory note with BHP in the principal amount of $66,000, with an original issue discount of $6,000. The note matures on December 2, 2020 and bears interest at 8%.A debt discount of $31,153 was recorded, including a derivative liability of $24,153. BHP has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the three lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion. As of June 30, 2020, $17,960 of the debt discount had been amortized to interest expense and there was accrued interest payable of $3,052. The Company recorded a derivative liability of $32,129 as of June 30, 2020.

F-18

On February 20, 2020, the Company entered into a fifth convertible promissory note with BHP in the principal amount of $83,333, with an original issue discount of $8,333. The note matures on November 20, 2020, and bears interest at 8%.A debt discount of $40,507 was recorded, including a derivative liability of $30,674. BHP has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the three lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion. As of June 30, 2020, $19,366 of the debt discount had been amortized to interest expense and there was accrued interest payable of $2,393. The Company recorded a derivative liability of $39,965 as of June 30, 2020.

On March 4, 2020, the Company entered into a sixth convertible promissory note with BHP in the principal amount of $60,500, with an original issue discount of $5,500. The note matures on March 4, 2021, and bears interest at 8%.A debt discount of $28,354 was recorded, including a derivative liability of $22,854. BHP has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion. As of June 30, 2020, $9,166 of the debt discount had been amortized to interest expense and there was accrued interest payable of $1,565. The Company recorded a derivative liability of $28,425 as of June 30, 2020.

On March 4, 2020, the Company entered into a seventh convertible promissory note with Armada in the principal amount of $88,000, with an original issue discount of $8,000. The note matures on March 4, 2021, and bears interest at 8%. A debt discount of $41,408 was recorded, including a derivative liability of $33,408. Armada has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock. The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion. As of June 30, 2020, $13,387 of the debt discount had been amortized and there was accrued interest payable of $2,276. The Company recorded a derivative liability of $41,517 as of June 30, 2020.

9. PPP LOAN PAYABLE

With an effective date of April 20, 2020, a loan to the Company was approved under the terms and conditions of the Paycheck Protection Program (“PPP”) of the United States Small Business Administration (“SBA”) and the CARES Act (2020) (H.R. 748) (15 U.S.C. 636 et seq.) (the “Act”) in the amount of $7,583. The loan matures 24 months from inception, bears interest at 1% and had a balance of $7,583 as of June 30, 2020. The loan may be forgiven pursuant to the provisions of the Act.

10. STOCKHOLDERS’ DEFICIT

Preferred Stock

Series A Preferred Stock

In March 2015, the Company filed with the State of Nevada a Certificate of Designation establishing the designations, preferences, limitations and relative rights of 1,000,000 shares of the Company’s Series A preferred stock.Holders of the Series A preferred stock have the right to vote in aggregate, on all shareholder matters equal to 1,000 votes per share of Series A preferred stock. The shares of Series A preferred stock are not convertible into shares of common stock.

The Company has 1,000,000 shares of Series A preferred stock authorized, with 500,000 shares issued and outstanding as of June 30, 2020 and 2019, which were issued in March 2015 to members of the Company’s Board of Directors in consideration for services.

F-19

Series B Preferred Stock

On December 21, 2015, the Company filed a Certificate of Designation for a new Series B convertible preferred stock with the State of Nevada following approval by the board of directors of the Company. Five Hundred Thousand (500,000) shares of the Company’s authorized preferred stock are designated as the Series B convertible preferred stock, par value of $0.001 per share and with a stated value of $0.001 per share (the “Stated Value”). Holders of Series B preferred stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor. At any time and from time to time after the issuance of shares of the Series B preferred stock, each issued share of Series B preferred stock is convertible into 100 shares of the Company’s common stock. The holders of the Series B preferred stock shall have the right to vote together with holders of common stock, on an as “converted basis”, on any matter that the Company’s shareholders may be entitled to vote on, either by written consent or by proxy. Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series B preferred stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B preferred stock an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any junior securities.

The Company has 500,000 shares of Series B preferred stock authorized, with 430,000 and 300,000 shares issued and outstanding as of June 30, 2020 and 2019, respectively.

During the years ended June 30, 2020 and 2019, the Board of Directors authorized the issuance to Steve Rubakh of a total of 100,000 and 70,000 shares of Series B preferred stock, respectively, as part of his compensation package. Stock-based compensation – related party of $120,000 and $1,312,000 was recorded for the years ended June 30, 2020 and 2019, respectively, based on the market price of the Company’s common stock on an “as converted to common” basis.

On February 27, 2020, Mr. Rubakh returned 3,000,000 shares of the Company’s common stock and was issued 30,000 shares of the Company’s Series B preferred stock. The common shares returned were previously issued to Mr. Rubakh in conversion of 30,000 shares of Series B preferred stock. The common shares were canceled, and the transaction was recorded at the par value of the common and Series B preferred stock.

As discussed in Note 5, on August 2, 2018, the Company entered into an Asset Purchase Agreement for the purchase of 182 cryptocurrency mining machines. As consideration for the purchase of the machines, the Company issued 38,018 shares of its Series B convertible preferred stock, valued on an “as converted to common” basis at an aggregate of $3,801,800. Because a portion of the machines were defective, a total of 1,800 shares of Series B preferred stock originally issued pursuant to the Asset Purchase Agreement were returned to the Company and cancelled. In February 2019, an additional 1,200 shares of Series B preferred stock originally issued pursuant to the Asset Purchase Agreement were returned to the Company and cancelled.

On October 25, 2017, four investors entered into subscription agreements for the purchase of a total of 16,000 shares of Series B preferred stock for cash at $10 per share. Of the shares, 12,500 shares were issued for cash of $125,000 and a stock subscription payable of $35,000 was recorded for the other 3,500 shares. On January 9, 2019, the 3,500 shares of Series B preferred stock were issued for stock subscriptions payable of $35,000.

During the year ended June 30, 2019, a total of 97,684 shares of Series B preferred stock were converted into 9,768,400 shares of common stock, including 30,000 shares converted by Mr. Rubakh into 3,000,000 shares of common stock of the Company. The Company recorded the conversions at $9,768, the par value of the common stock issued.

During the year ended June 30, 2019, a total of 3,000 shares of Series B preferred stock, valued at par value of $3, were returned to the Company and cancelled.

F-20

As discussed in Note 6, on May 21, 2019, the Company and digiMine entered into a Preferred Stock Exchange Agreement pursuant to which digiMine agreed to surrender 20,000 shares of the Company’s Series B preferred stock held by it and terminate its rights under the Security and Pledge Agreement, dated April 30, 2018, in exchange for 10,000,000 shares the Company’s common stock, which are to be issued in ten tranches of 1,000,000 shares each. The unissued common shares were valued at $1,650,000 and the Company recorded a derivative liability and corresponding loss on exchange of Series B preferred stock for this amount. As a result of the Preferred Stock Exchange Agreement and prior conversions by digiMine of Series B preferred stock into common stock, derivative liabilities of $764,800 were settled. During the year ended June 30, 2020, a total of 8,000,000 shares of the Company’s common stock valued at $479,800 were issued and during the year ended June 30, 2019, a total of 2,000,000 shares of the Company’s common stock valued at $285,000 were issued. As a result, the Preferred Stock Exchange Agreement was extinguished, and the associated derivative liability settled.

Common Stock

On January 25, 2019, the Board of Directors of the Company approved a resolution to increase the number of authorized common shares to 250,000,000. The Company had 103,164,460 and 29,824,187 shares issued and outstanding as of June 30, 2020 and 2019, respectively.

During the year ended June 30, 2020, the Company issued a total of 76,340,273 shares of its common stock: 8,000,000 shares valued at $479,800 were issued pursuant to a Preferred Stock Asset Agreement entered into on May 21, 2019 (see Note 6) and a total of 68,340,273 shares valued at $999,479 were issued in conversion of $944,192 note principal, $43,695 accrued interest payable, $7,000 in fees and loss on conversion of debt of $4,592, resulting in the extinguishment of derivative liabilities totaling $461,236.

In addition, as discussed above, Mr. Rubakh returned 3,000,000 shares of the Company’s common stock and was issued 30,000 shares of the Company’s Series B preferred stock. The common shares returned were previously issued to Mr. Rubakh in conversion of 30,000 shares of Series B preferred stock. The common shares were canceled, and the transaction was recorded at the par value of the common and Series B preferred stock.

During the year ended June 30, 2019, the Company issued a total of 20,860,084 shares of its common stock: a total of 220,000 shares of common stock, valued at $82,057, based on the closing market price of stock on the date of grant, were issued to a consultants; a total of 150,000 shares of common stock valued at $53,250, based on the closing market price of stock on the date of grant, were issued to two lenders as loan fees (See Note 8); and a total of 4,950,000 shares of common stock were issued to a lender in the cashless exercise of warrants and recorded at par value of $4,950, resulting in the extinguishment of derivative liabilities of $772,751; a total of 2,000,000 shares of common stock valued at $285,000 were issued pursuant to a Preferred Stock Exchange Agreement (Note 6); a total of 9,768,400 shares of common stock were issued in the conversion of 97,684 shares of Series B preferred stock and recorded at par value of $9,670; a total of 3,771,684 shares of common stock were issued in the conversion of notes payable principal of $242,400 and accrued interest of $15,367, resulting in the extinguishment of derivative liabilities totaling $95,755. No gain or loss was recorded on these transactions as the conversions and issuances of shares were completed within the terms of the related agreements.

In August 2018, the Company received proceeds of $25,000 from a common stock subscription.Because of the existence of a tainted equity environment, the stock subscription has been recorded as a derivative and revalued at each reporting date.

11.WARRANTS

The Company has granted warrants to non-employee lenders in connection with the issuance of certain convertible promissory notes and to an investor in connection with the purchase of common shares of the Company.The Company has also granted warrants to officers and directors.Certain of the warrants have been subsequently surrendered to the Company and cancelled.

F-21

There were no warrants issued by the Company during the year ended June 30, 2020 and no warrants outstanding as of June 30, 2020. Warrant activity for the year ended June 30, 2019 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding at June 30, 2018	348,375	$2.20	2.55	$-
Granted	-	$-
Exercised	(99,713)	$2.16
Cancelled or expired	(248,662)	$2.21

Outstanding and exercisable at June 30, 2019	-

Because the number of common shares to be issued under certain convertible notes payable and other agreements is indeterminate, the Company concluded that the equity environment was tainted as of June 30, 2020. Therefore, all warrants issued prior to that date were included in the Company’s calculations of derivative liabilities. With the cashless exercise of warrants and an exchange of warrants for a convertible promissory note, derivative liabilities totaling $2,123,969 were extinguished in the year ended June 30, 2019.

12. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of filing of this report, there were no pending or threatened lawsuits.

Power Supply and Purchase Agreement

The Company has consolidated it cryptocurrency operations in one facility in Carthage, New York. The Carthage power supply and purchase agreement was entered into on May 10, 2019 for an initial term of 90 days, with an option to continue the agreement for a subsequent 36 months, which option the Company has exercised. The Company’s sole obligation under the agreement is to pay a contractual rate per kilowatt hour of electricity consumed in the Company’s cryptocurrency mining operations.

As of June 30, 2020, the Company had no obligation for future lease payments under non-cancelable operating leases.

13. DERIVATIVE LIABILITIES

The Company as issued convertible notes payable, warrants and Series B preferred stock with put back rights and has entered into exchange and subscription agreements that contain certain provisions that have been identified as derivatives. As of June 30, 2020, the Company has determined that the number of common shares to be issued under these agreements is indeterminate; therefore, the Company concluded that the equity environment is tainted and all additional warrants, stock options convertible debt and obligations to issue common shares are included in the value of derivative liabilities.

The Company estimates the fair value of the derivative liabilities at the issuance date and at each subsequent reporting date, using a multinomial lattice model simulation. The model is based on a probability weighted discounted cash flow model using projections of the various potential outcomes.

F-22

During the years ended June 30, 2020 and 2019, the Company had the following activity in its derivative liabilities:

	Convertible Notes Payable	Warrants	Put Back Rights	Exchange Agreement	Common Stock Subscription	Total

Derivative liabilities at June 30, 2018	$-	$-	$2,886,965	$-	$-	$2,886,965
Addition to liabilities for new debt/subscription	438,720	-	-	-	25,000	463,720
Addition to liabilities for Exchange Agreement	-	-	-	1,485,000	-	1,485,000
Decrease due to conversions/assignments	(95,758)	(2,124,588)	(2,571,265)	(120,000)	-	(4,911,611)
Decrease due to exercise/surrender of warrants	-	(774,642)	-	-	-	(774,642)
Change in fair value	39,090	2,899,230	(315,700)	(137,800)	(16,478)	2,468,342

Derivative liabilities at June 30, 2019	382,052	-	-	1,227,200	8,522	1,617,774

Addition to liabilities for new debt/subscription	270,354	-	-	-	-	270,354
Decrease due to conversions/assignments	(461,236)	-	-	(479,800)	-	(941,036)
Change in fair value	(27,505)	-	-	(747,400)	(7,353)	(782,258)

Derivative liabilities at June 30, 2020	$163,665	$-	$-	$-	$1,169	$164,834

Key inputs and assumptions used in valuing the Company’s derivative liabilities as of June 30, 2020 are as follows:

•	Stock prices on all measurement dates were based on the fair market value
•	Risk-free interest rate of 0.013% to 0.15%
•	The probability of future financing was estimated at 100%
•	Computed volatility ranging from 248% to 258%

These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

14. INCOME TAXES

For the years ended June 30, 2020 and 2019, there was no provision for income taxes and deferred tax assets have been entirely offset by valuation allowances.

As of June 30, 2020, the Company has net operating loss carry forwards of approximately $3,010,852 that expire through the year 2038. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

F-23

The Company’s income tax expense (benefit) differs from the “expected” tax expense (benefit) for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% to income (loss) before income taxes), as follows:

	Years Ended June 30,
	2020	2019

Tax benefit at the statutory rate	$(227,173)	$(1,997,787)
State income taxes, net of federal income tax benefit	410,032	417,669
Non-deductible items	187,821	1,726,651
Non-taxable items	(165,664)	6,882
Change in valuation allowance	(205,016)	(153,415)

Total	$-	$-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax years 2014 through 2019 remain open to examination by federal agencies and other jurisdictions in which it operates.

The tax effect of significant components of the Company’s deferred tax asset at June 30, 2020 and 2019, respectively, are as follows:

	June 30,
	2020	2019

Net operating loss carryforward	$632,279	$427,263
Less valuation allowance	(632,279)	(427,263)

Net	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets as of June 30, 2020 and 2019 were fully offset by a 100% valuation allowance.

15. SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855, and has reported the following:

On July 6, 2020, the Company entered into a convertible promissory note with JSJ Investments Inc. (“JSJ”) in the principal amount of $77,000.  The note matures on July 8, 2021 and bears interest at an annual rate of 8%.  The Company may pay the note in full, together with accrued and unpaid interest at any time during the 180 days after the issuance date of the note at premiums ranging from 120% to 150%.  After 180 days from the issuance date, JSJ may convert outstanding principal and interest at a conversion price equal to a 30% discount to the average of the three lowest trading prices of the Company’s common stock during the previous fifteen trading days.

On August 4, 2020, the Company entered into a Securities Purchase Agreement with Eagle Equities, LLC (“Eagle”), providing for the issuance and sale by the Company and the purchase by Eagle of a 6% convertible note of the Company in the aggregate principal amount of $1,086,956.  The Note provides for an 8% original issue discount (“OID”) such that the aggregate purchase price for Note will be $1,000,000. The Note will be purchased in various tranches on defined closing dates.  Eagle is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company’s common stock at a conversion price per share equal to 70% of the lowest closing bid price of the Company’s common stock for the fifteen prior trading days including the day upon which a notice of conversion is received by the Company.  During the first six months the note is in effect, the Company may redeem the note at premiums ranging from 105% to 130%.  The note may not be prepaid after the 180th day.  The first closing date under the note was on August 4, 2020, at which the Company sold and Eagle purchased, the first tranche under the note for a $271,739, with the Company receiving proceeds of $250,000, reflecting the OID of 8%.  This tranche matures February 4, 2022.

On August 13, 2020, the Board of Directors and the holder of the majority of the voting power of the Company’s outstanding shares approved an increase in the total number of authorized shares to 770,000,000, of which 750,000,000 were designated as common shares and 20,000,000 shares were designated as preferred shares.

On August 25, 2020, the Board of Directors of the Company approved the designation of Series B(2) preferred shares, $0.001 par value per share. Each Series B(2) preferred share is convertible into 100 shares of common stock of the Company.The Series B(2) preferred shares have the right to vote, together with holders of the common stock, on an “as converted basis” on any matter that the Company’s shareholders may be entitled to vote on.

Subsequent to June 30, 2020, the Company issued a total of 21,414,135 shares of its common stock in the conversion of $214,000 convertible note principal, $13,218 accrued interest and $2,500 of conversion fees.

F-24

INTEGRATED VENTURES, INC.

UNAUDITED FINANCIAL STATEMENTS

September 30, 2020

F-25

Integrated Ventures, Inc.
Condensed Balance Sheets
	September 30, 2020	June 30, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$102,435	$6,675
Prepaid expenses and other current assets	6,500	3,250
Total current assets	108,935	9,925

Non-current assets:
Property and equipment, net of accumulated depreciation and amortization of $319,962 and $805,421 as of September 30, 2020 and June 30, 2020	362,949	453,342
Digital currencies	89,741	82,855
Deposits	700	700
Total assets	$562,325	$546,822

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$100,356	$84,443
Accrued expenses	23,655	25,274
Due to related party	113,220	122,907
Derivative liabilities	209,338	164,834
Convertible notes payable, net of discounts of $56,590 and $88,449 as of September 30, 2020 and June 30, 2020	196,243	251,384
Notes payable	25,405	7,583
Total current liabilities	668,217	656,425

Long-term liabilities:
Convertible note payable, net of discount of $125,413 as of September 30, 2020	146,326	-

Total liabilities	814,543	656,425

Commitments and contingencies

Stockholders’ deficit:
Series A preferred stock, $0.001 par value, (1,000,000 shares authorized, 500,000 shares issued and outstanding as of September 30, 2020 and June 30, 2020)	500	500
Series B preferred stock, $0.001 par value, (500,000 shares authorized, 430,000 shares issued and outstanding as of September 30, 2020 and June 30, 2020, respectively)	430	430
Common stock, $0.001 par value, (750,000,000 shares authorized, 116,506,895 and 103,164,460 shares issued and outstanding as of September 30, 2020 and June 30, 2020, respectively)	116,508	103,165
Additional paid-in capital	22,084,104	21,851,284
Accumulated deficit	(22,453,760)	(22,064,982)
Total stockholders’ deficit	(252,218)	(109,603)
Total liabilities and stockholders’ deficit	$562,325	$546,822

See notes to condensed financial statements

F-26

Integrated Ventures, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended September 30,
	2020	2019

Revenues:
Cryptocurrency mining	$67,337	$107,465
Sales of cryptocurrency mining equipment	14,890	-
Total revenues	82,227	107,465

Cost of revenues	189,011	227,083

Gross loss	(106,784)	(119,618)

Operating expenses:
General and administrative	99,717	107,385

Loss from operations	(206,501)	(227,003)

Other income (expense):
Interest expense	(100,872)	(301,287)
Realized gain (loss) on digital currencies	88,375	(3,361)
Unrealized loss on digital currencies	(2,521)	-
Loss on disposition of property and equipment	(207,281)	-
Change in fair value of derivative liabilities	40,022	841,736
Loss on conversion of debt	-	(7,545)
Digital currency theft loss	-	(33,037)

Total other income (expense)	(182,277)	496,506

Income (loss) before income taxes	(388,778)	269,503

Provision for income taxes	-	-

Net income (loss)	$(388,778)	$269,503

Net income (loss) per common share:
Basic	$(0.00)	$0.01
Diluted	$(0.00)	$0.00

Weighted average number of common shares outstanding:
Basic	111,986,110	35,499,687
Diluted	111,986,110	105,191,630

See notes to condensed financial statements

F-27

Integrated Ventures, Inc.

Condensed Statement of Stockholders’ Deficit

Three Months Ended September 30, 2020 (Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, June 30, 2020	500,000	$500	430,000	$430	103,164,460	$103,165	$21,851,284	$(22,064,982)	$(109,603)

Issuance of common shares in conversion of convertible notes payable	-	-	-	-	13,342,435	13,343	162,524	-	175,867

Settlement of derivative liabilities	-	-	-	-	-	-	70,296	-	70,296

Net loss	-	-	-	-	-	-	-	(388,778)	(388,778)

Balance, September 30, 2020	500,000	$500	430,000	$430	116,506,895	$116,508	$22,084,104	$(22,453,760)	$(252,218)

See notes to condensed financial statements

F-28

Integrated Ventures, Inc.

Condensed Statement of Stockholders’ Deficit

Three Months Ended September 30, 2019 (Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, June 30, 2019	500,000	$500	300,000	$300	29,824,187	$29,825	$19,864,239	$(20,983,207)	$(1,088,343)

Common shares issued in Series B preferred stock Exchange Agreement	-	-	-	-	5,000,000	5,000	394,900	-	399,900

Common shares issued in conversion of convertible notes payable	-	-	-	-	5,210,487	5,210	267,485	-	272,695

Settlement of derivative liabilities	-	-	-	-	-	-	115,275	-	115,275

Net income	-	-	-	-	-	-	-	269,503	269,503

Balance, September 30, 2019	500,000	$500	300,000	$300	40,034,674	$40,035	$20,641,899	$(20,713,704)	$(30,970)

See notes to condensed financial statements

F-29

Integrated Ventures, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,
	2020	2019

Cash flows from operating activities:
Net income (loss)	$(388,778)	$269,503
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	110,572	144,612
Amortization of debt discount	91,007	282,390
Loss on disposition of property and equipment	207,281	-
Change in fair value of derivative liabilities	(40,022)	(841,736)
Realized (gain) loss on sale of digital currencies	(88,375)	3,361
Unrealized loss on digital currencies	2,521	-
Loss on conversion of debt	-	7,545
Digital currency theft loss	-	33,037
Changes in assets and liabilities:
Digital currencies	(67,699)	(109,112)
Prepaid expenses and other current assets	(3,250)	(3,250)
Accounts payable	(34,239)	(77)
Accrued expenses	10,248	17,987
Due to related party	(9,687)	9,079
Net cash used in operating activities	(210,421)	(186,661)

Cash flows from investing activities:
Proceeds from the sale of digital currencies	2,283,717	62,971
Purchase of digital currencies	(2,086,898)	-
Purchase of property and equipment	(209,638)	(110,281)
Net cash used in investing activities	(12,819)	(47,310)

Cash flows from financing activities:
Proceeds from convertible notes payable	319,000	247,000
Net cash provided by financing activities	319,000	247,000

Net increase in cash	95,760	13,029
Cash, beginning of period	6,675	48,310

Cash, end of period	$102,435	$61,339

(Continued)

See notes to condensed financial statements

F-30

Integrated Ventures, Inc.
Condensed Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended September 30,
	2020	2019

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	-	-

Non-cash investing and financing activities:
Debt discount for derivative liabilities	$154,822	$119,157
Common shares issued for convertible notes payable	175,867	265,150
Settlement of derivative liabilities	70,296	115,275
Note payable issued for property and equipment	17,822	-
Equipment deposits for property and equipment	-	27,971
Common shares issued in Series B preferred stock Exchange Agreement	-	399,900

See notes to condensed financial statements

F-31

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

Organization

Integrated Ventures, Inc. (the "Company," "we," "our," or "EMS Find") was incorporated in the State of Nevada on March 22, 2011, under the name of Lightcollar, Inc.On March 20, 2015, the Company amended its articles of incorporation and changed its name from Lightcollar, Inc. to EMS Find, Inc.On May 30, 2017, Integrated Ventures, Inc. (“Integrated Ventures”), a Nevada corporation, was formed as a wholly owned subsidiary of the Company.Pursuant to an Agreement and Plan of Merger dated May 30, 2017, Integrated Ventures was merged into the Company, with the Company being the surviving corporation and changing its name to Integrated Ventures, Inc.

The Company has discontinued its prior operations and changed its business focus from its prior technologies relating to the EMS Find platform to acquiring, launching and operating companies in the cryptocurrency sector, mainly in digital currency mining, equipment manufacturing, and sales of branded mining rigs, as well as blockchain software development.

The Company is developing and acquiring a diverse portfolio of digital currency assets and block chain technologies. Cryptocurrencies are a medium of exchange that uses decentralized control (a block chain) as opposed to a central bank to track and validate transactions. The Company is currently mining Bitcoin and Ethereum, whereby the Company earns revenue by solving “blocks” to be added to the block chain.The Company also purchases certain digital currencies for short-term investment purposes.

In May 2019, the Company consolidated all of its mining operations and signed a power supply and purchase agreement with PetaWatt Properties, LLC.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles ("US GAAP") for interim financial information and the instructions to Form 10-Q and Article 8 of Regulation S-X. The results of operations for the interim periods ended September 30, 2020 shown in this report are not necessarily indicative of results to be expected for the full fiscal year ending June 30, 2021. In the opinion of the Company's management, the information contained herein reflects all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company's results of operations, financial position and cash flows. The unaudited interim financial statements should be read in conjunction with the audited financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2020 filed on September 23, 2020 and Management's Discussion and Analysis of Financial Condition and Results of Operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies of the Company are disclosed in Notes to Financial Statements included in the Company’s Annual Report on Form 10-K. The following summary of significant accounting policies of the Company is presented to assist in understanding the Company’s interim financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

F-32

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

Digital Currencies

Digital currencies consist of Bitcoin, Litecoin and Ethereum, generally received for the Company’s own account as compensation for cryptocurrency mining services, and Chainlink and other digital currencies purchased for short-term investment purposes.Given that there is limited precedent regarding the classification and measurement of cryptocurrencies under current Generally Accepted Accounting Principles (“GAAP”), the Company has determined to account for these digital currencies as indefinite-lived intangible assets in accordance with Accounting Standards Update ("ASU") No. 350, Intangibles – Goodwill and Other, for the period covered by this report and in future reports unless and until further guidance is issued by the Financial Accounting Standards Board (“FASB”).An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired.Impairment exists when the carrying amount exceeds its fair value.In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not than an impairment exists.If it is determined that it is more likely than not that an impairment exists, a quantitative impairment test is not necessary.If the Company concludes otherwise, it is required to perform a quantitative impairment test.To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset.Subsequent reversal of impairment losses is not permitted.Realized gains or losses on the sale of digital currencies, net of transaction costs, are included in other income (expense) in the statements of operations. Changes in the fair value of digital currencies during the period are recorded as unrealized gains or losses in other income (expense) in the statements of operations.As of September 30, 2020, the Company’s cost basis of digital currencies exceeded the market value by $2,521, which amount is recorded as unrealized loss on investments.

Property and Equipment

Property and equipment, consisting primarily of computer and other cryptocurrency mining equipment (transaction verification servers), is stated at the lower of cost or estimated realizable value and is depreciated when placed into service using the straight-line method over estimated useful lives. The Company operates in an emerging industry for which limited data is available to make estimates of the useful economic lives of specialized equipment. Management has assessed the basis of depreciation of these assets and believes they should be depreciated over a three-year period due to technological obsolescence reflecting rapid development of hardware that has faster processing capacity and other factors. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property and equipment are recorded upon disposal.

During the three months ended September 30, 2020, the Company discontinued the use of damaged or non-serviceable mining equipment and wrote off its net book value of $207,281 to loss on disposition of property and equipment.

Management has determined that the three-year diminishing value best reflects the current expected useful life of transaction verification servers. This assessment takes into consideration the availability of historical data and management’s expectations regarding the direction of the industry including potential changes in technology. Management will review this estimate annually and will revise such estimates as and when data becomes available.

To the extent that any of the assumptions underlying management’s estimate of useful life of its transaction verification servers are subject to revision in a future reporting period, either as a result of changes in circumstances or through the availability of greater quantities of data, then the estimated useful life could change and have a prospective impact on depreciation expense and the carrying amounts of these assets.

Payments to equipment suppliers prior to shipment of the equipment are recorded as equipment deposits.

F-33

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

Where the number of warrants or common shares to be issued under these agreements is indeterminate, the Company has concluded that the equity environment is tainted, and all additional warrants and convertible debt are included in the value of the derivatives.

We estimate the fair value of the derivatives associated with our convertible notes payable, common stock issuable pursuant to a Series B preferred stock Exchange Agreement and a stock subscription payable using, as applicable, either the Black-Scholes pricing model or multinomial lattice models that value the derivative liability based on a probability weighted discounted cash flow model using future projections of the various potential outcomes.We estimate the fair value of the derivative liabilities at the inception of the financial instruments, and, in the case of our convertible notes payable, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, additional paid-in capital and a gain or loss on change in derivative liabilities as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Impairment of Long-Lived Assets

All assets, including intangible assets subject to amortization, are reviewed for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable in accordance with ASC 350 and ASC 360. If the carrying amount of the asset exceeds the expected undiscounted cash flows of the asset, an impairment charge is recognized equal to the amount by which the carrying amount exceeds fair value or net realizable value. The testing of these intangibles under established guidelines for impairment requires significant use of judgment and assumptions. Changes in forecasted operations and other assumptions could materially affect the estimated fair values. Changes in business conditions could potentially require adjustments to these asset valuations. We reported no impairment expense for the three months ended September 30, 2020 and 2019.

Fair Value of Financial Instruments

Disclosures about fair value of financial instruments require disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value.As of September 30, 2020 and June 30, 2020, the amounts reported for cash, prepaid expenses and other current assets, accounts payable, accrued expenses, due to related party and notes payable approximate fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.ASC Topic 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements).These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-34

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

Our derivative liabilities are measured at fair value on a recurring basis and estimated as follows:

	Total	Level 1	Level 2	Level 3
September 30, 2020:
Derivative liabilities	$209,338	$-	$-	$209,338

Total liabilities measured at fair value	$209,338	$-	$-	$209,338

June 30, 2020:
Derivative liabilities	$164,834	$-	$-	$164,834

Total liabilities measured at fair value	$164,834	$-	$-	$164,834

Stock-Based Compensation

The Company accounts for all equity-based payments in accordance with ASC Topic 718, Compensation – Stock Compensation. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock awards, stock options, warrants and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The fair value of a stock award is recorded at the fair market value of a share of the Company’s stock on the grant date. The Company estimates the fair value of stock options and warrants at the grant date by using an appropriate fair value model such as the Black-Scholes option pricing model or multinomial lattice models.

The Company accounts for non-employee share-based awards based upon ASC 505-50, Equity-Based Payments to Non-Employees. ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete. Generally, our awards do not entail performance commitments. When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date. When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the date the performance is complete.

Revenue Recognition

Effective July 1, 2018, we adopted ASC 606, Revenue from Contracts with Customers, as amended, using the modified retrospective method, which requires the cumulative effect of adoption to be recognized as an adjustment to opening retained earnings in the period of adoption. There was no cumulative effect of adopting the new standard and no impact on our financial statements. The new standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

F-35

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

Our revenues currently consist of cryptocurrency mining revenues and revenues from the sale of cryptocurrency mining equipment recognized in accordance with ASC 606 as discussed above. Amounts collected from customers prior to shipment of products are recorded as deferred revenue.

The Company earns its cryptocurrency mining revenues by providing transaction verification services within the digital currency networks of cryptocurrencies, such as Bitcoin and Ethereum. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of digital currency through its participation in the applicable network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives digital currencies, which are recorded as revenue using the closing U.S. dollar price of the related cryptocurrency on the date of receipt. Expenses associated with running the cryptocurrency mining operations, such as equipment depreciation, rent, operating supplies, rent, utilities and monitoring services are recorded as cost of revenues.

There is currently no specific definitive guidance in GAAP or alternative accounting frameworks for the accounting for the production and mining of digital currencies and management has exercised significant judgment in determining appropriate accounting treatment for the recognition of revenue for mining of digital currencies. Management has examined various factors surrounding the substance of the Company’s operations and the guidance in ASC 606, including identifying the transaction price, when performance obligations are satisfied, and collectability is reasonably assured being the completion and addition of a block to a blockchain and the award of a unit of digital currency to the Company. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies which could result in a change in the Company’s financial statements.

Income Taxes

The Company adopted the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of September 30, 2020, tax years 2015 through 2020 remain open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax years.

The Company adopted ASC 740-10, Definition of Settlement in FASB Interpretation No. 48, (“ASC 740-10”), which was issued on May 2, 2007. ASC 740-10 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under ASC 740-10. ASC 740-10 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The adoption of ASC 740-10 did not have an impact on the accompanying financial statements.

F-36

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

Income (Loss) Per Share

Basic net income or loss per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding for the period.  Diluted income or loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as “in-the-money” stock options and warrants, convertible debt and convertible preferred stock, were exercised or converted into common stock.  Equivalent shares are not utilized when the effect is anti-dilutive.  The common shares used in the computation of basic and diluted net income (loss) per share are reconciled as follows:

	Three Months Ended September 30,
	2020	2019

Weighted average number of shares outstanding – basic	111,986,110	35,499,687
Dilutive effect of convertible debt	-	39,691,943
Dilutive effect of Series B convertible preferred stock	-	30,000,000

Net	111,986,110	105,191,630

Recently Issued Accounting Pronouncements

There were no new accounting pronouncements issued or proposed by the FASB during the three months ended September 30, 2020 and through the date of filing this report which the Company believes will have a material impact on its financial financial statements.

Reclassifications

Certain amounts in the condensed financial statements for the prior-year periods have been reclassified to conform to the presentation for the current-year periods.

3. GOING CONCERN

The Company has reported recurring operating losses since its inception and used net cash in operating activities of $210,421 in the three months ended September 30, 2020.  As of September 30, 2020, the Company had an accumulated deficit of $22,453,760 and a total stockholders’ deficit of $252,218.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to reach a successful level of operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.

There can be no assurances that the Company will be successful in attaining a profitable level of operations or in generating additional cash from the equity/debt markets or other sources fund its operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Should the Company not be successful in its business plan or in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

F-37

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	September 30, 2020	June 30, 2020

Cryptocurrency mining equipment	$666,545	$1,242,397
Furniture and equipment	16,366	16,366
Total	682,911	1,258,763
Less accumulated depreciation and amortization	(319,962)	(805,421)
Net	$362,949	$453,342

Depreciation and amortization expense, included in cost of revenues, was $110,572 and $144,612 for the three months ended September 30, 2020 and 2019, respectively.

5. RELATED PARTY TRANSACTIONS

We have one executive officer, Steve Rubakh, who is currently our only full-time employee and sole member of our Board of Directors. Mr. Rubakh is paid an annual salary established by the Board of Directors and is issued shares of Series B preferred stock for additional compensation. The number of shares issued, generally on a quarterly basis, is at the discretion of the Board of Directors.

The Board of Directors of the Company has set the current annual compensation for Steve Rubakh to include annual salary of $150,000 per year and the issuance of shares of Series B preferred stock as determined by the Board.  The Company recorded salary expense to Mr. Rubakh of $37,500 for the three months ended September 30, 2020 and 2019.  No shares of Series B preferred stock were issued to Mr. Rubakh during the three months ended September 30, 2020 and 2019.

Amounts due to related party, consisting of accrued salary to Mr. Rubakh, totaled $113,220 and $122,907 as of September 30, 2020 and 2019, respectively.

F-38

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

6. CONVERTIBLE NOTES PAYABLE

Current Convertible Notes Payable

Current convertible notes payable consist of the following:

	September 30, 2020			June 30, 2020
		Debt			Debt
	Principal	Discount	Net	Principal	Discount	Net

BHP Capital NY, Inc. #4	$-	$-	$-	$66,000	$13,193	$52,807

Armada Investment Fund, LLC #5	-	-	-	20,000	2,739	17,261

Armada Investment Fund, LLC #6	-	-	-	22,000	4,167	17,833

BHP Capital NY, Inc. #5	83,333	7,540	75,793	83,333	21,141	62,192

BHP Capital NY, Inc. #6	60,500	12,041	48,459	60,500	19,188	41,312

Armada Investment Fund, LLC #7	32,000	2,904	29,096	88,000	28,021	59,979

JSJ Investments Inc. #1	77,000	34,105	42,895	-	-	-

Total	$252,833	$56,590	$196,243	$339,833	$88,449	$251,384

In consideration for an agreement to limit conversions of a prior convertible note, the Company issued to Armada Investment Fund, LLC (“Armada”) a fifth convertible promissory note in the principal amount of $20,000.  The note matures on November 1, 2020 and bears interest at 8%.  A debt discount of $8,082 was recorded, consisting of a derivative liability.  Armada has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock.  The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion.  During the three months ended September 30, 2020, Armada converted the entire principal of $20,000, accrued interest payable of $1,184 and conversion fees of $500 into common shares of the Company, extinguishing the debt in full.  As of September 30, 2020, the debt discount had been amortized in full to interest expense.

On November 21, 2019, the Company entered into a sixth convertible promissory note with Armada in the principal amount of $22,000, with an original issue discount of $2,000. The note matures on November 21, 2020 and bears interest at 8%.  A debt discount of $10,590 was recorded, including a derivative liability of $8,090. Armada has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock.  The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion.  During the three months ended September 30, 2020, Armada converted the entire principal of $22,000, accrued interest payable of $1,109 and conversion fees of $500 into common shares of the Company, extinguishing the debt in full.  As of September 30, 2020, the debt discount had been amortized in full to interest expense.

On December 2, 2019, the Company entered into a fourth convertible promissory note with BHP Capital NY, Inc. (“BHP”) in the principal amount of $66,000, with an original issue discount of $6,000. The note matures on December 2, 2020 and bears interest at 8%.  A debt discount of $31,153 was recorded, including a derivative liability of $24,153. BHP has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock.  The conversion price is 70% of the average of the three lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion.  During the three months ended September 30, 2020, BHP converted the entire principal of $66,000, accrued interest payable of $3,467 and conversion fees of $1,000 into common shares of the Company, extinguishing the debt in full.  As of September 30, 2020, the debt discount had been amortized in full to interest expense.

F-39

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

On February 20, 2020, the Company entered into a fifth convertible promissory note with BHP in the principal amount of $83,333, with an original issue discount of $8,333. The note matures on November 20, 2020, and bears interest at 8%.  A debt discount of $40,507 was recorded, including a derivative liability of $30,674. BHP has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock.  The conversion price is 70% of the average of the three lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion.  As of September 30, 2020, $32,967 of the debt discount had been amortized to interest expense and there was accrued interest payable of $4,073. The Company recorded a derivative liability of $36,140 as of September 30, 2020.

On March 4, 2020, the Company entered into a sixth convertible promissory note with BHP in the principal amount of $60,500, with an original issue discount of $5,500. The note matures on March 4, 2021, and bears interest at 8%.  A debt discount of $28,354 was recorded, including a derivative liability of $22,854. BHP has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock.  The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion.  As of September 30, 2020, $16,313 of the debt discount had been amortized to interest expense and there was accrued interest payable of $2,785. The Company recorded a derivative liability of $23,595 as of September 30, 2020.

On March 4, 2020, the Company entered into a seventh convertible promissory note with Armada in the principal amount of $88,000, with an original issue discount of $8,000. The note matures on March 4, 2021, and bears interest at 8%.  A debt discount of $41,408 was recorded, including a derivative liability of $33,408. Armada has the right beginning on the date that is 181 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock.  The conversion price is 70% of the average of the five lowest trading prices (lowest bid prices) of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion.  During the three months ended September 30, 2020, Armada converted the principal of $56,000, accrued interest payable of $3,107 and conversion fees of $1,000 into common shares of the Company, resulting in a principal balance of $32,000 and accrued interest payable of $175 as of September 30, 2020.   As of September 30, 2020, $38,504 of the debt discount had been amortized to interest expense.  The Company recorded a derivative liability of $13,213 as of September 30, 2020.

On July 6, 2020, the Company entered into a convertible promissory note with JSJ Investments Inc. (“JSJ”) in the principal amount of $77,000. The note matures on July 6, 2021, and bears interest at 8%.  A debt discount $44,617 was recorded, including a derivative liability of $42,617. JSJ has the right beginning on the date that is 31 days following the date of the note to convert principal and accrued interest into shares of the Company’s common stock.  The conversion price is 70% of the average of the three lowest trading prices of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion.  As of September 30, 2020, $10,512 of the debt discount had been amortized to interest expense.  The Company recorded a derivative liability of $33,581 as of September 30, 2020.

Long-Term Convertible Note Payable

On August 4, 2020, the Company entered into a Securities Purchase Agreement with Eagle Equities, LLC (“Eagle”), providing for the issuance and sale by the Company and the purchase by Eagle of a 6% convertible note of the Company (the “Note”) in the aggregate principal amount of $1,086,957. The Note provides for an 8% original issue discount (“OID”) such that the aggregate purchase price for Note will be $1,000,000. The Note will be purchased by Eagle in various tranches on defined closing dates.

F-40

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

The first closing date under the Note was held on August 4, 2020, when the Company sold, and the Buyer purchased the first tranche under the Note for a $271,739 portion of the aggregate $1,086,957, resulting in proceeds to the Company of $250,000 and reflecting the OID of 8%. A subsequent closing of a second tranche of $271,739 portion of the Note shall occur on the filing of the Company’s resale registration statement under the Securities Act of 1933, as amended, covering the entire principal amount of the Note. Eagle has retained the right to purchase the unfunded balance of the Note through February 4, 2022, provided that each purchase must be in an amount of not less than $108,696 ($100,000 after the OID).

The Note matures on February 4, 2022, and bears interest at 6%.A debt discount $139,943 was recorded for the first tranche, including a derivative liability of $112,204. Eagle has at any time to convert principal and accrued interest into shares of the Company’s common stock.The conversion price is 70% of the lowest closing bid price of the Company’s common stock during the fifteen trading days ending on the latest complete trading day prior to the date of conversion.As of September 30, 2020, $14,530 of the debt discount had been amortized to interest expense. The Company recorded a derivative liability of $102,003 as of September 30, 2020.

7.  NOTES PAYABLE

With an effective date of April 20, 2020, a loan to the Company was approved under the terms and conditions of the Paycheck Protection Program (“PPP”) of the United States Small Business Administration (“SBA”) and the CARES Act (2020) (H.R. 748) (15 U.S.C. 636 et seq.) ( the “Act” ) in the amount of $7,583. The loan matures 24 months from inception, bears interest at 1% and had a balance of $7,583 as of September 30, 2020 and June 30, 2020.The loan may be forgiven pursuant to the provisions of the Act.

On September 10, 2020, the Company issued a secured promissory note payable for the purchase of digital mining equipment to Wattum Management Inc. with a principal balance of $17,822.The note matures on October 10, 2021 and bears interest at 10%.The note is secured by the equipment purchased and is payable in twelve equal consecutive monthly installments of $1,567.

8. STOCKHOLDERS’ DEFICIT

Preferred Stock

Series A Preferred Stock

On January 25, 2019, the Board of Directors of the Company approved a resolution to increase the number of authorized preferred shares to 20,000,000 shares.

In March 2015, the Company filed with the State of Nevada a Certificate of Designation establishing the designations, preferences, limitations and relative rights of 1,000,000 shares of the Company's Series A preferred stock.  Holders of the Series A preferred stock have the right to vote in aggregate, on all shareholder matters equal to 1,000 votes per share of Series A preferred stock.  The shares of Series A preferred stock are not convertible into shares of common stock.

The Company has 1,000,000 shares of Series A preferred stock authorized, with 500,000 shares issued and outstanding as of September 30, 2020 and June 30, 2020, which were to members of the Company’s Board of Directors in consideration for services.

F-41

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

Series B Preferred Stock

On December 21, 2015, the Company filed a Certificate of Designation for a new Series B convertible preferred stock with the State of Nevada following approval by the board of directors of the Company. Five Hundred Thousand (500,000) shares of the Company's authorized preferred stock are designated as the Series B convertible preferred stock, par value of $0.001 per share and with a stated value of $0.001 per share (the "Stated Value"). Holders of Series B preferred stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor. At any time and from time to time after the issuance of shares of the Series B preferred stock, each issued share of Series B preferred stock is convertible into 100 shares of the Company’s common stock.  The holders of the Series B preferred stock shall have the right to vote together with holders of common stock, on an as "converted basis", on any matter that the Company's shareholders may be entitled to vote on, either by written consent or by proxy. Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series B preferred stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B preferred stock an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any junior securities.

The Company has 500,000 shares of Series B preferred stock authorized, with 430,000 shares issued and outstanding as of September 30, 2020 and June 30, 2020.

Steve Rubakh, President of the Company, is issued shares of Series B preferred stock as part of his compensation arrangement.  The number of shares issued, generally on a quarterly basis, is at the discretion of the Board of Directors.  No shares of Series B preferred stock were issued to Mr. Rubakh during the three months ended September 30, 2020 and 2019..

Common Stock

On August 13, 2020, the Board of Directors of the Company approved a resolution to increase the number of authorized common shares to 750,000,000.  The Company had 116,506,895 and 103,164,460 shares issued and outstanding as of September 30, 2020 and June 30, 2020, respectively.

During the three months ended September 30, 2020, the Company issued a total of 13,342,435 shares of its common stock in conversion of $164,000 note principal, $8,867 accrued interest payable,  and $3,000 in fees, resulting in the extinguishment of derivative liabilities totaling $70,296.  No gain or loss was recorded as the conversions were completed within the terms of the debt agreements.

During the three months ended September 30, 2019, the Company issued a total of 10,210,487 shares of its common stock: 5,000,000 shares valued at $399,900 were issued pursuant to a Series B preferred stock Exchange Agreement entered into on May 21, 2019 and a total of 5,210,487 shares were issued valued at $272,695 were issued in conversion of $263,000 note principal, $2,150 accrued interest payable, and loss on conversion of debt of $7,545, resulting in the extinguishment of derivative liabilities totaling $115,275.

9. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of filing of this report, there were no pending or threatened lawsuits.

Power Supply and Purchase Agreement

The Company has consolidated it cryptocurrency operations in one facility in Carthage, New York.The Carthage power supply and purchase agreement was entered into on May 10, 2019 for an initial term of 90 days, with an option to continue the agreement for a subsequent 36 months, which option the Company has exercised. The Company’s sole obligation under the agreement is to pay a contractual rate per kilowatt hour of electricity consumed in the Company’s cryptocurrency mining operations.

As of September 30, 2020, the Company had no obligation for future lease payments under non-cancelable operating leases.

F-42

Integrated Ventures, Inc.

Notes to Condensed Financial Statements

Three Months Ended September 30, 2020

(Unaudited)

10. DERIVATIVE LIABILITIES

The Company has issued convertible notes payable, warrants and Series B preferred stock with put back rights and has entered into exchange and subscription agreements that contain certain provisions that have been identified as derivatives.The Company has determined that the number of common shares to be issued under these agreements is indeterminate; therefore, the Company concluded that the equity environment is tainted and all additional warrants, stock options convertible debt and obligations to issue common shares are included in the value of derivative liabilities.

The Company estimates the fair value of the derivative liabilities at the issuance date and at each subsequent reporting date, using a multinomial lattice model simulation. The model is based on a probability weighted discounted cash flow model using projections of the various potential outcomes.

During the three months ended September 30, 2020, we had the following activity in our derivative liabilities:

	Convertible Notes Payable	Common Stock Subscription	Total

Derivative liabilities at June 30, 2020	$163,664	$1,170	$164,834
Addition to liabilities for new debt	154,822	-	154,822
Decrease due to conversions/assignments	(70,296)	-	(70,296)
Change in fair value	(39,658)	(364)	(40,022)

Derivative liabilities at September 30, 2020	$208,532	$806	$209,338

Key inputs and assumptions used in valuing the Company’s derivative liabilities as of September 30, 2020 are as follows:

•	Stock prices on all measurement dates were based on the fair market value

•	Risk-free interest rate of 0.07% to 0.15%

•	The probability of future financing was estimated at 100%

•	Computed volatility ranging from 147% to 230%

These inputs are subject to significant changes from period to period and to management's judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

11. DIGITAL CURRENCY THEFT LOSS

During the three months ended September 30, 2019, we incurred a digital currency theft loss of $33,037 where a hacker obtained unauthorized access to our online digital currency processing service and transferred digital currencies out of our account.The theft loss has been included as an other expense in the accompanying statement of operations for the three months ended September 30, 2020.

12. SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855, and has reported the following:

On October 12, 2020, the Company issued a total of 5,391,726 shares of its common stock in the conversion of $50,000 convertible note principal, $4,352 accrued interest and $500 of conversion fees.

On October 22, 2020, the Company closed the second tranche of its note payable to Eagle (see Note 6) subsequent to the Company filing the required Form S-1 registration statement.  The second tranche was for $271,739, with proceeds to the Company of $250,000 after the original issue discount.

The Securities Purchase Agreement and Convertible Note payable to Eagle have been amended pursuant to an Amendment to the Agreement and the Note (the “Amendment”) effective November 16, 2020, to reduce the principal amount of the Note to $543,478, the aggregate principal balance after the two completed tranches under the Note that have taken place. Consequently, there is no unfunded balance under the Note.

F-43

Up to                      Shares of Common Stock

INTEGRATED VENTURES, INC.

PROSPECTUS

, 2021

43

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)

Nature of Expense:	Amount
SEC Registration Fee	$84.49
Accounting fees and expenses	2,400
Legal fees and expenses	10,000
-
Total	$12,484.49

_____________

(1)	All expenses, except the SEC registration fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes 78.7502 and 78.751 provide broad authority for the indemnification of directors, officers and certain other persons.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liability pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

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Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of or who is or was serving at our request as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “covered person”), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

However, no indemnification shall be provided hereunder to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors, nor shall we indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of us or of a corporation of which we are or were a stockholder and his heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Recent Sales of Unregistered Securities

The table below sets forth information as to sales by the Company of unregistered securities not previously reported in the Company’s periodic filings for its fiscal year ended June 30, 2020.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts

July 3, 2019	Convertible Promissory Note	Armada Investment Fund, LLC.	N/A	$137,500 / N/A
July 3, 2019	Convertible Promissory Note	BHP Capital NY, Inc.	N/A	$137,500 / N/A
November 1, 2019	Convertible Promissory Note	Armada Investment Fund, LLC	N/A	$20,000 / N/A
November 21, 2019	Convertible Promissory Note	Armada Investment Fund, LLC	N/A	$22,000 / N/A
December 2, 2019	Convertible Promissory Note	BHP Capital NY, Inc.	N/A	$66,000 / N/A
February 20, 2020	Convertible Promissory Note	BHP Capital NY, Inc.	N/A	$83,333 / N/A
March 4, 2020	Convertible Promissory Note	BHP Capital NY, Inc.	N/A	$60,500 / N/A
March 4, 2020	Convertible Promissory Note	Armada Investment Fund, LLC	N/A	$88,000 / N/A
February 25, 2020	Issuance of 50,000 shares of Series B Preferred Stock issued as compensation to Chief Executive Officer	Steve Rubakh	NA	$0.012 per underlying common share /NA
February 25, 2020	Issuance of 50,000 shares of Series B Preferred Stock issued as compensation to Chief Executive Officer	Steve Rubakh	NA	$0.012 per underlying common share /NA
February 27, 2020	Re-issuance of 30,000 shares of Series B Preferred Stock and cancellation of 3,000,000 common shares	Steve Rubakh	NA	$0.001 par value per share /NA
July 6, 2020

On July 6, 2020, the Company entered issued a convertible promissory note to JSJ Investments Inc. (“JSJ”) in the principal amount of $77,000, with net proceeds to the Company of $75,000.  The note matures on July 8, 2021 and bears interest at an annual rate of 8%.

August 4, 2020

Issuance of 6% convertible note in the principal amount of $1,086,952, the $271,739.13 first tranche of which closed on October 4, 2020, resulting in net proceeds to the Company of $250,000, after factoring in the original issue discount.

		Eagle Equities, LLC	NA	$217,739.13/NA

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are being filed as part of this Registration Statement on Form S-1, or incorporated herein by reference as indicated.

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation of the Company. [Incorporated by reference to Exhibit 2 to Company’s Registration Statement on Form S-1, filed with the SEC on June 7, 2011.]

3.1(a)	Certificate of Amendment, filed December 1, 2014. [Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on December 8, 2015.]

3.1(b)

Certificate of Designations of the Company’s Series A Preferred Stock, filed March 12, 2015. [Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2015.]

3.2	By-Laws of the Company. [Incorporated by reference to Exhibit 3 to Company’s Registration Statement on Form S-1, filed with the SEC on June 7, 2011.]

3.2(a)	Amendment to Exhibit A to the Company’s By-Laws, effective August 12, 2015. [Incorporated by reference to Exhibit 10.2(a) to our Current Report on Form 8-K, filed with the SEC on August 12, 2015.]

3.1(c)

Certificate of Amendment to Articles of Incorporation, filed August 3, 2016, with the Secretary of State of Nevada. [Incorporated by reference to Exhibit 3.1(c) to our Current Report on Form 8-K, filed with the SEC on August 11, 2016.]

3.1(d)

Certificate of Correction, filed with the Nevada Secretary of State on November 7, 2016. [Incorporated by reference to Exhibit 3.1(d) to our Current Report on Form 8-K, filed with the SEC on November 18, 2016.]

3.1(e)

Certificate of Designation for the Company’s Series B Preferred Stock, filed with the Secretary of State of Nevada on December 21, 2015, filed herewith.[Incorporated by reference to Exhibit 3.1(e) to our Annual Report on Form 10-K, filed with the SEC on September 14, 2017.]

3.1(f)

Certificate of Amendment, filed with the Secretary of State of Nevada on March 15, 2017. [Incorporated by reference to Exhibit 3.1(f) to our Annual Report on Form 10-K, filed with the SEC on September 14, 2017.]

3.1(g)

Articles of Merger for the merger of the Company’s wholly-owned subsidiary, Interactive Ventures, Inc., into the Company, filed with the Secretary of State of Nevada on June 14, 2017.[Incorporated by reference to Exhibit 3.1(g) to our Annual Report on Form 8-K, filed with the SEC on September 14, 2017.]

3.1(h)

Certificate of Amendment, filed with the Secretary of State of Nevada on March 15, 2019. [Incorporated by reference to Exhibit 3.1(h) to our Annual Report on Form 10-K, filed with the SEC on September 30,2019.]

3.1(i)

Certificate of Amendment, filed with the Secretary of State of Nevada on October 19, 2020. [Incorporated b y reference to Exhibit 3.1(i) to Amendment No. 1 to the Company’s Registration Statement on F orm S-1 , filed November 23, 2020.]

5.1	Opinion of Counsel, filed herewith.

10.1

Share Exchange Agreement, dated March 31, 2015, between the Company, EMS Factory, Inc., and the shareholders of EMS Factory, Inc. [Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on April 7, 2015.]

10.2

Employment Agreement, dated October 28, 2015, between Viva Entertainment Group, Inc., a subsidiary of the Company and Johnny Falcones. [Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on October 30, 2015.]

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10.3	Form of Common Stock Purchase Warrant issued October 8, 2015. [Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K, filed with the SEC on October 30, 2015.]

10.4	$125,000 Promissory Convertible Note issued to LG Capital Funding, LLC. [Incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K, filed with the SEC on November 10, 2015.]

10.5

Securities Purchase Agreement, dated as of October 22, 2015, between LG Capital Funding, LLC and the Company. [Incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K, filed with the SEC on November 10, 2015.]

10.6

Termination Agreement, dated April 5, 2016, by and among the Company, Viva Entertainment Group, Inc., a subsidiary of the Company, and Johnny Falcones. [Incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K, filed with the SEC on April 11, 2016.]

10.7

Purchase Agreement, dated as of April 5, 2016, by and among the Company, Viva Entertainment Group, Inc., a subsidiary of the Company, Black River Petroleum Corp., Alexander Stanbury, Steve Rubakh and Johnny Falcones. [Incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K, filed with the SEC on April 11, 2016.]

10.8	$33,333 Promissory Convertible Note issued July 21, 2016 to Old Main Capital, LLC. [Incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K, filed with the SEC on August 11, 2016.]

10.9

$2,000,000 Equity Purchase Agreement, dated as of July 21, 2016, between Old Main Capital, LLC and the Company. [Incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K, filed with the SEC on August 11, 2016.]

10.10

$33,333 Promissory Convertible Note issued July 25, 2016 to River North Equity, LLC. [Incorporated by reference to Exhibit 10.10 to our Current Report on Form 8-K, filed with the SEC on August 11, 2016.]

10.11

Equity Purchase Agreement, dated as of July 25, 2016, between River North Equity, LLC and the Company. [Incorporated by reference to Exhibit 10.11 to our Current Report on Form 8-K, filed with the SEC on August 11, 2016.]

10.12

Securities Purchase Agreement, dated August 10, 2016, between Global Opportunity Group, LLC, and the Company, filed herewith. [Incorporated by Reference to Exhibit 10.12 to our Annual Report on Form 10-K, filed with the SEC on September 27, 2016.]

10.13

Common Stock Purchase Warrant, dated August 10, 2016, issued to Global Opportunity Group, LLC. [Incorporated by Reference to Exhibit 10.13 to our Annual Report on Form 10-K, filed with the SEC on September 27, 2016.]

10.14

Securities Purchase Agreement, dated August 23, 2016, between EMA Financial, LLC, and the Company. [Incorporated by Reference to Exhibit 10.14 to our Annual Report on Form 10-K, filed with the SEC on September 27, 2016.]

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10.15	Viva Entertainment Group Promissory Note, as amended February 27, 2017. [Incorporated by reference to Exhibit 10.15 to our Current Report on Form 8-K, filed with the SEC on March 9, 2017 .]

10.16

Term Sheet dated December 19, 2017, between the Company and Leviathan Capital Partners. [Incorporated by reference to Exhibit 10.16 to our Current Report on Form 8-K, filed with the SEC on December 28, 2017 .]

10.17

Exchange Agreement, dated as of December 28, 2017, between the Company and Global Opportunity Group, LLC. [Incorporated by reference to Exhibit 10.16 to our Current Report on Form 8-K/A, filed with the SEC on December 28, 2017 .]

10.18	Convertible Note issued December 18, 2017 to Global Opportunities Group, LLC. [Incorporated by reference to Exhibit 10.18 to our Current Report on Form 8-K, filed with the SEC on December 29, 2017 .]

10.19

Securities Purchase Agreement, dated January 19, 2018, between the Company and St. George Investments LLC. [Incorporated by reference to Exhibit 10.19 to our Current Report on Form 8-K, filed with the SEC on January 31, 2018.]

10.20	Form of Warrant issued January 19, 2018 to St George Investments LLC. [Incorporated by reference to Exhibit 10.20 to our Current Report on Form 8-K, filed with the SEC on January 31, 2018.]

10.21

Asset Purchase Agreement, dated April 16, 2018, between the Company and digiMine, LLC. [Incorporated by reference to Exhibit 10.21 to our Current Report on Form 8-K, filed with the SEC on April 24, 2018.]

10.22

Security and Pledge Agreement, dated as of April 13, 2018, between the Company and digiMine, LLC. [Incorporated by reference to Exhibit 10.22 to our Current Report on Form 8-K, filed with the SEC on April 24, 2018.]

10.23

Asset Purchase Agreement, dated April 30, 2018, between the Company and digiMine, LLC. [Incorporated by reference to Exhibit 10.23 to our Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2018.]

10.24

Security and Pledge Agreement, dated April 30, 2018, between the Company and digiMine, LLC. [Incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2018.]

10.25

Forbearance Agreement, dated May 4, 2018, between the Company and LG Capital Funding, LLC. [Incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2018.]

10.26

Asset Purchase Agreement, dated August 2, 2018, between the Company and Secure Hosting LLC. [Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on August 9, 2018.]

10.26a

Securities Purchase Agreement, dated September 17, 2018, between the Company and Geneva Roth Remark Holdings, Inc. [Incorporated by reference to Exhibit 10.26 to our Current Report on Form 8-K, filed with the SEC on October 10, 2018.]

10.27	Convertible Note issued September 17, 2018 to Geneva Roth Remark Holdings, Inc. [Incorporated by reference to Exhibit 10.27 to our Current Report on Form 8-K, filed with the SEC on October 10, 2018.]

10.28

Securities Purchase Agreement, dated September 21, 2018, between the Company and Armada Investment Fund, LLC.[Incorporated by reference to Exhibit 10.29 to our Current Report on Form 8-K, filed with the SEC on October 10, 2018.]

10.29	Convertible Note issued September 21, 2018 to Armada Investment Fund, LLC.[Incorporated by reference to Exhibit 10.29 to our Current Report on Form 8-K, filed with the SEC on October 10, 2018.]

10.30

Securities Purchase Agreement, dated September 21, 2018 between the Company and BHP Capital NY, Inc. Incorporated by reference to Exhibit 10.30 to our Current Report on Form 8-K, filed with the SEC on October 10, 2018.]

10.31	Convertible Note issued September 21, 2018 to BHP Capital NY, Inc. [Incorporated by reference to Exhibit 10.30 to our Current Report on Form 8-K, filed with the SEC on October 10, 2018.

10.32	Exchange Agreement, dated as of May 21, 2019, between DigiMine LLC and the Company. [Incorporated by reference to Exhibit 10.32 to our Current Report on Form 8-K, filed with the SEC on May 24, 2019.]

10.33

Securities Purchase Agreement, dated as of August 4, 2020, between the Company and Eagle Equities, LLC. (Incorporated by reference to Exhibit 10.33 to our Current Report on Form 8-K, filed with the SEC on August 10, 2020.)

10.34

Form of Convertible Redeemable Note due February 4, 2020 issued August 4, 2020 to Eagle Equities, LLC. (Incorporated by reference to Exhibit 10.34 to our Current Report on Form 8-K, filed with the SEC on August 10, 2020.)

10.35

Amendment dated November 16, 2020 to Securities Purchase Agreement, dated August 4, 2020, between the Company and Eagle Equities, LLC, and to Convertible Redeemable Note due February 4, 2020 issued August 4, 2020 to Eagle Equities, LLC. (Incorporated by reference to Exhibit 10.35 to our Current Report on Form 8-K, filed with the SEC on November 18, 2020.)

23	Consent of independent registered accounting firm, filed herewith.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement,

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, State of Pennsylvania, on January 4, 2021.

INTEGRATED VENTURES, INC.

By:	/s/ Steve Rubakh
Steve Rubakh
Chief Executive Officer and principal financial and accounting officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Rubakh	Chief Executive Officer and director	January 4 , 2021
Steve Rubakh

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